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Exhibit 4.4

SUBSCRIPTION AGREEMENT

Dated as of October 17, 2002

By and among

TELEFÓNICA MÓVILES, S.A.,

PORTUGAL TELECOM, SGPS, S.A.,

PT MÓVEIS, SGPS, S.A.,

and

BRASILCEL B.V.

In relation to

BRASILCEL B.V.

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THIS AGREEMENT is made as of October 17, 2002 by and among:

TELEFÓNICA MÓVILES, S.A., a corporation duly organised, existing and established in accordance with the laws of the Kingdom of Spain, (“Spain”), with head offices at Goya 24, Madrid, Spain, represented herein in accordance with its bylaws (“TEM”);

PORTUGAL TELECOM, SGPS, S.A., a corporation duly organised, existing and established in accordance with the laws of Portugal (“Portugal”), with head offices at Av. Fontes Pereira de Melo, 40, 11º andar, Lisbon, Portugal, represented herein in accordance with its bylaws (“Portugal Telecom”);

PT MÓVEIS, SGPS, S.A., a corporation duly organised, existing and established in accordance with the laws of Portugal, with head offices at Av. 5 de Outubro, 208, 4º andar, Lisbon, Portugal, represented herein in accordance with its bylaws (“PT Móveis”);

and

BRASILCEL B.V., a private limited liability company incorporated in accordance with the laws of the Netherlands, with corporate seat in Amsterdam and having its address at Strawinskylaan 3105, 1077 ZX, Amsterdam, the Netherlands, represented herein in accordance with its Articles of Association (the “Company”).

Capitalised terms used herein shall have the meaning ascribed to them in Section 16 hereto, elsewhere in this Agreement or if not defined herein, in the Shareholders Agreement (as defined below) unless otherwise provided for in the Shareholders Agreement. For the avoidance of doubt, in the event of any conflict between capitalised terms used and defined in this Agreement and capitalised terms defined in the Shareholders Agreement, then for purposes of this Agreement, the definitions in this Agreement shall prevail. Where any term is used in this Agreement, but defined in the Shareholders Agreement, the termination of the latter agreement shall not affect such definition.

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RECITALS:

(A)	WHEREAS Portugal Telecom, PT Móveis, Telefónica and TEM, among others, have entered into a certain Joint Venture Agreement dated as of January 23, 2001 (the “Joint Venture Agreement”), by means of which they confirmed their objective to build the leading wireless and mobile telephone venture in Brazil, and to create shareholder value, as a result of expected synergies, enhanced markets positioning and improved valuation by the financial markets, by gathering their interests in Wireless Properties and New Acquisitions in one sole company;

(B)	WHEREAS, in accordance with the terms of the Joint Venture Agreement, the PT Group and the TEF Group have agreed to utilise the Company to effect the Contributions and to take any and all actions necessary to create a joint venture relationship for the operation, ownership and management of their respective Wireless Properties and New Acquisitions, through the Company;

(C)	WHEREAS, each of TEM, Portugal Telecom, PT Móveis and Further Parties shall subscribe for all of the Company Shares in consideration for contributing ownership interests in Wireless Properties and New Acquisitions plus, when applicable, cash and other Liquid Assets in accordance with the terms and conditions set forth in this Agreement and in the Shareholders Agreement;

(D)	WHEREAS, in preparation for the implementation of the joint venture contemplated in the Joint Venture Agreement, the PT Group and the TEF Group shall, prior to the Initial Closing, agree the value of their respective Initial Capital Contributions and shall, prior to the Balance Closing, agree the value of their respective Balance Capital Contributions, pursuant to which Contributions, the Groups will have equal economic and voting ownership of the share capital of the Company immediately after the Balance Closing and further agree that, in certain circumstances as described herein, Independent Valuations of, among others, their respective Additional Capital Contributions and of the Company will be conducted;

(E)	WHEREAS, the Parties have agreed to enter into this Agreement and a certain shareholders agreement of even date hereof (the “Shareholders Agreement”) to set forth the terms and conditions under which each of the TEF Group and the PT Group (i) will transfer to the Company its Contributions relating to Wireless Properties and New Acquisitions and, (ii) until the transfer to the Company of all its Contributions relating to a Wireless Property or New Acquisition, will, to the extent relevant and legally permissible, operate, own and manage such Wireless Property or New Acquisition for the benefit of the joint venture created pursuant to the Joint Venture Agreement;

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NOW, THEREFORE, the Parties agree as follows:

SECTION 1: CERTAIN OBLIGATIONS CONCERNING THE COMPANY, THE WIRELESS PROPERTIES AND NEW ACQUISITIONS

1.1	Shareholders Agreement, Conversion of the Company and Corporate Documents

(a)	The Parties shall on the date hereof duly sign the Shareholders Agreement.

(b)	As soon as possible after the date hereof, but by no later than the Initial Closing, the Shareholders shall exercise their voting rights and the Parties shall co-operate and take such other action as is necessary to procure the amendment of the Articles of Association in order to change the corporate nature of the Company from a private company with limited liability (besloten vennootschap) to a limited liability company (naamloze vennootschap) under the laws of the Netherlands.

(c)	The TEF Group and the PT Group further agree to procure that the Company establishes a general share premium reserve for the benefit of all Shareholders in proportion to their shareholding interest in the Company at any time (the “General Share Premium Reserve”).

(d)	The Parties shall further take such actions under applicable Netherlands law as may be necessary to ensure that the organisational documents of the Company, including the Articles of Association, at all times conform in all respects with Netherlands law and any other applicable laws and regulations and executed in such a manner so as to permit the Company to fully comply with the Company Growth Principles, as such principles are set forth in the Shareholders Agreement.

(e)	The Parties agree that the transfer to the Company of the relevant Contributions may be made through Further Parties, each Group undertaking to procure that the relevant Further Party execute this Agreement and the Shareholders Agreement at the time of transferring the relevant Contributions to the Company.

1.2	Contribution of Wireless Properties and New Acquisitions

Subject to the provisions of this Agreement and the Shareholders Agreement, each of the Parties confirms its objective to build the leading wireless and mobile telephone venture in Brazil by operating solely through the Company and otherwise to take, or refrain from taking, any actions in such a manner to permit the Company to fully comply with the Company Growth Principles, and to cause each of the TEF Group and PT Group to act in the same manner. Accordingly, the TEF Group and the PT Group shall transfer to the Company all their Interests in Wireless Properties and any New Acquisitions made by either Group or jointly by both Groups (as the case may be) as set forth in the Shareholders Agreement and in this Agreement.

1.3	50% - 50% Joint Venture, Shareholders Agreement

It is the intention of the Groups that each Group shall subscribe for and hold at all times 50% (fifty percent) of the economic and voting interests in the Company in exchange for the transfer to the Company of their respective Contributions. The Parties acknowledge that the 50% - 50% shareholding in the Company may not be achieved at all times for

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several reasons. This Agreement and the Shareholders Agreement regulate the investments of the Groups in the Company and in Wireless Businesses, the rights and obligations as parties to the joint venture and vis-à-vis the Company, and other related matters.

1.4	Selection of Investment Banks

(a)	The TEF Group and the PT Group have jointly retained [***] and [***], as the first choice of Investment Banks to conduct the Independent Valuations required pursuant this Agreement or the Shareholders Agreement (each a “First Choice Investment Bank” and collectively the “First Choice Investment Banks”). For purposes of this Section it shall be considered that [***] has been appointed by the TEF Group and that [***] has been appointed by the PT Group.

(b)	Save as otherwise provided in Section 1.5(b)(iv)(A) below, the selection of any investment banks different from the First Choice Investment Banks, either as a result of any conflict of interest, or default, or at the request of the TEF Group or the PT Group, shall be made pursuant to the provisions of this Section 1.4(b).

In the event that an Independent Valuation is required under this Agreement or the Shareholders Agreement, the proposing Group shall deliver to the other Group and to the Company a notice requesting an Independent Valuation (“Independent Valuation Notice”) which may contain its intention to substitute one or both of the First Choice Investment Banks. Should any of the First Choice Investment Banks be requested to be replaced, the following will apply:

(i)	If the Group delivering the Independent Valuation Notice has shown its intention to substitute (x) both First Choice Investment Banks or (y) the First Choice Investment Bank appointed by it, it shall include in the Independent Valuation Notice a list of three international investment banks from which the other Group shall appoint a replacement Investment Bank (the “First Group List”).

(ii)	If the Independent Valuation Notice contains the intention of the delivering Group to substitute (x) both First Choice Investment Banks or (y) the First Choice Investment Bank appointed by the receiving Group, such receiving Group shall deliver, within 5 (five) Business Days from the receipt of the Independent Valuation Notice, a list of three international investment banks from which the other Group shall appoint a replacement Investment Bank (the “Second Group List”).

(iii)	In any other event, even if the Independent Valuation Notice does not contain the intention of the delivering Group to substitute any or both of the First Choice Investment Banks, the receiving Group, within 5 (five) Business Days from the receipt of the Independent Valuation Notice, may submit a Second Group List (if it desires to substitute its First Choice Investment Bank) and/or require the other Group to submit a First Group List (if it desires to substitute the First Choice Investment Bank of the other Group); provided that, in this latter case, within the following 5 (five) Business Days, the Group delivering the Independent Valuation Notice shall submit to the other Group the First Group List.

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(iv)	The First Group List and the Second Group List shall exclude any investment bank which, (x) owns, or at any time after the date hereof will have owned, a significant direct or indirect interest in the capital or (y) has, or at any time after the date hereof will have had, one or more representatives in the board of directors of any of the Groups or in the board of directors of, any of the Wireless Properties or New Acquisitions of the Group providing such list.

(v)	Failure by one of the Groups to timely send the First Group List or the Second Group List shall be deemed (x) as an acceptance of any of the names contained in the list provided by the non-defaulting Group and an implied authorisation for the non-defaulting Group to select any of such names to be an Investment Bank for the purposes hereunder, or (y) if no list has been delivered by the non-defaulting Group, as an authorisation for such non-defaulting Group to elect any internationally recognised investment bank as the First Choice Investment Bank of the defaulting Group.

(vi)	The Group receiving the First Group List or the Second Group List shall select one name to be its choice of Investment Bank. Such selection shall be binding on the other Group and shall be made and notified to the other Group and the Company no later than 5 (five) Business Days after the receipt of the First or the Second Group List (as the case may be). The Investment Bank chosen by one Group within the list provided by the other Group shall be considered, from time to time, the First Choice Investment Bank appointed by this latter Group.

(vii)	Failure by a Group to timely select an Investment Bank from the First or the Second Group List, as applicable, shall be deemed as an acceptance of any of the investment banks contained therein and an implied authorisation for the other Group to select any of such investment banks to be an Investment Bank for the purposes hereunder. The Investment Bank shall be considered the First Choice Investment Bank appointed by the defaulting Group.

(c)	No later than 15 (fifteen) Business Days from the later of the date of (i) the receipt of the Independent Valuation Notice, or (ii) if applicable, the selection of the later First Choice Investment Bank selected in accordance with Section 1.4(b) above, the Company shall take any and all actions as may be required to complete the retaining by the Company of the First Choice Investment Banks, including obtaining the necessary corporate approvals, executing the relevant mandate letters (the “Mandate Letters”) and issuing letters of instruction from time to time, and shall otherwise correspond with the First Choice Investment Banks (the PT Group and the TEF Group undertaking not to correspond with the Investment Banks). The Groups shall procure that the Company complies with its foregoing obligations.

(d)	If the Company fails to execute the relevant Mandate Letters, then such Mandate Letters shall be executed and all other correspondence shall be undertaken:

(i)	in the case of an Independent Valuation in terms of Section 1.6.1(d)(ii)(D) below, by a Party in the TEF Group;

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(ii)	in the case of the acquisition of the relevant Interest in a New Acquisition pursuant to Section 1.6.2 below, by a Party in the Group which nominated the Directors that voted in favour of the acquisition;

(iii)	in the case of the acquisition of a Further Interest in a Wireless Property pursuant to Section 1.6.4(e)(i) below, by a Party in the Lead Group;

(iv)	in the case of an Independent Valuation in terms of Section 7.2 below, by a Party in the Group exercising the right to gradually buy;

(v)	in the case of an Independent Valuation in terms of Section 7.3(a) below, by a Party in the Non-Defaulting Group;

(vi)	in the case of an Independent Valuation required in terms of Section 4.3(c) of the Shareholders Agreement, by a Party in either Group;

(vii)	in the case of an Independent Valuation required in terms of Section 5.6 of the Shareholders Agreement, by a Party in the Group exercising the Put; and

(viii)	in the case of an Independent Valuation required in terms of Section 6.4 of the Shareholders Agreement, by a Party in the PT Group,

(in each such case, the other Group and the Company undertaking not to correspond with the First Choice Investment Banks), provided that, in the event that the Directors, nominated by the Group which has the authority pursuant to the foregoing to execute the relevant Mandate Letters, in any way prevented the execution by the Company of the relevant Mandate Letters, then a Party in such Group shall not have the authority to execute the relevant Mandate Letters and the relevant Mandate Letters shall then be executed by a Party in the other Group.

(e)	Each Mandate Letter shall contain, inter alia, (i) details of the fees to be paid to the First Choice Investment Bank, which in any case should be according to market practice (ii) a requirement for the First Choice Investment Bank to commence each required Independent Valuation as soon as possible thereafter, but in any event within 45 (forty-five) days from the date of the Mandate Letter, to complete such Initial Valuation, as defined below, (iii) an indication to follow the Independent Valuation Principles and the guidelines and criteria set forth in Exhibit I hereto, (iv) a financial adjustment methodology to calculate the Contribution Valuations as set forth in Exhibit II, and (v) in respect of an Independent Valuation of an Interest in a New Acquisition, the requirement to conduct a due diligence review (legal, tax and accounting) to be made by independent experts engaged in conjunction with the other selected First Choice Investment Bank, the cost of which shall be included in the fees to be paid to the First Choice Investment Banks.

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(f)	The fees charged by the First Choice Investment Banks for conducting Independent Valuations shall be paid by the Party executing the Mandate Letters, provided that:

(i)	if the Company has not executed the relevant Mandate Letters, then in the case of an Independent Valuation required in terms of Section 1.6.2 below, Section 1.6.4(e)(i) below, or Section 4.3(c) of the Shareholders Agreement (as the case may be), the Company shall forthwith reimburse such Party for such fees;

(ii)	if the Company has executed the relevant Mandate Letters, then in the case of an Independent Valuation required in terms of Section 7.2 below, each Group shall forthwith reimburse the Company for the fees paid to its First Choice Investment Bank, and if a Party in one of the Groups has executed the relevant Mandate Letters, the other Group shall reimburse the relevant Party in the firstmentioned Group for the fees paid to the other Group’s First Choice Investment Bank;

(iii)	in the case of an Independent Valuation in terms of Section 7.3(a), if a Party in the Non-Defaulting Group has executed the relevant Mandate Letters, then the Defaulting Group shall reimburse the relevant Party in the Non-Defaulting Group, and if the Company has executed the relevant Mandate Letters, the Defaulting Group shall reimburse the Company;

(iv)	in the case of an Independent Valuation required in terms of Section 5.6 of the Shareholders Agreement, if the Target Shareholder has not executed the relevant Mandate Letters, the Target Shareholder shall forthwith reimburse the Party which executed the Mandate Letters; and

(v)	in the case of an Independent Valuation required in terms of Section 6.4 of the Shareholders Agreement, if a Party in the PT Group has not executed the relevant Mandate Letters, the PT Group shall forthwith reimburse the Party which executed the Mandate Letters.

(g)	If applicable, the fees charged by the Third Investment Banks for conducting Independent Valuations, shall be shared by the Groups equally.

1.5	Independent Valuation

(a)	The Initial Valuations, the Finalised Initial Valuations, the Contribution Valuations and the Company Shares Exchange Ratio as defined below, prepared by the Investment Banks, and, when applicable, by the Third Investment Bank, shall be evidenced by a written report to be delivered to the Groups and the Company. The Initial Valuations shall be expressed in US Dollars and thereafter shall be converted into Euro by using the average exchange rate for the 10 (ten) day trading period prior to the date of such valuations. The reference exchange rate will be the official fixing for USD/EUR published by the ECB in the Reuters Screen ECB37, or any other Reuters screen that in the future may substitute it for the relevant fixing rate.

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(b)	When an Independent Valuation of a Further Interest in a Wireless Property or an Interest in a New Acquisition (as the case may be) is required under this Agreement or the Shareholders Agreement in order to transfer such relevant Interest to the Company as a Contribution, the following specific rules will apply:

(i) (A)	The acquiring Group will have the option to require the Independent Valuations to be conducted before or immediately after the date of the signing of a binding agreement for the acquisition of the Interest in a New Acquisition or of the Further Interest in a Wireless Property (the “Acquisition Date”). The acquiring Group shall send the Independent Valuation Notice to the other Group and the Company as set forth in Section 1.4 above to initiate the process of such Independent Valuation. The Investment Banks shall determine the (X) equity value of such Further Interest in a Wireless Property or of such Interest in a New Acquisition (as the case may be), and (Y) equity value of the Company as if (x) the Balance Capital Contributions had already been transferred to the Company and (y) such relevant Interest had not yet been transferred to the Company, (such valuations collectively referred to as the “Initial Valuations”).

(B)	In the case of an Independent Valuation of an Interest to be acquired in a New Acquisition, the Initial Valuations shall reflect the adjustments (if any) arising as a result of the due diligence conducted by the independent experts according to the relevant Mandate Letters.

(C)	In the event that the Initial Valuations have been requested before the Acquisition Date, they shall be required to be delivered and reflect the corresponding values at a date within the 4 (four) months before such Acquisition Date, provided that if:

(X)	the Initial Valuation reflects the value of the relevant Interest in a New Acquisition (or in a Further Interest in a Wireless Property which is acquired other than through a tender offer or a capital increase) at a date which is more than (1) one month prior to the Acquisition Date; or

(Y)	the Initial Valuation reflects the value of the relevant Interest in a New Acquisition (or in a Further Interest in a Wireless Property which is acquired other than through a tender offer or a capital increase) at a date which is 1 (one) month, or less, prior to the Acquisition Date, and the average of the Fixing R$ / € exchange rate (calculated as the result of multiplying the exchange rate USD / R$ PTAX Ask fixed by the Brazilian Central Bank (ticker Bloomberg: BZFXPTAX Index), by the exchange rate € / USD fixed by the ECB (Reuters Screen ECB37) on the applicable date) during the 10 (ten) days period prior to each of (x) the reference date used for the Initial Valuation and (y) the Acquisition Date, differ by 20% (twenty percent) or more of the lower of them, then the exchange rate projections of the Initial Valuation of the relevant Interest in a New Acquisition (or in a Further Interest in a Wireless Property which is acquired other than through a tender offer or a capital increase) shall be adjusted, if necessary, at the Acquisition Date in order to reflect the average of the Fixing R$ / € exchange rate during the ten days period prior to the Acquisition Date.

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(D)	In the event that the Initial Valuations have been requested after the Acquisition Date, they shall be required to reflect the corresponding values at the Acquisition Date.

(ii)	Should one Investment Bank’s (A) Initial Valuation of the Interest in a New Acquisition or the Further Interest in a Wireless Property (as the case may be), and/or (B) Initial Valuation of the Company, differ by (x) €100 million (one hundred million Euro) or less, or (y) 10 (ten) percentage points or less, of the applicable lowest of the Initial Valuations, the difference will be halved and the result respectively added to the lower of the relevant Initial Valuation and deducted from the higher of the relevant Initial Valuation (such Initial Valuations after, if applicable, the aforesaid adjustment, referred to as the “Finalised Initial Valuations”);

(iii)	Should one Investment Bank’s (A) Initial Valuation of the Interest in a New Acquisition or the Further Interest in a Wireless Property (as the case may be), and/or (B) Initial Valuation of the Company, differ by more than (x) €100 million (one hundred million Euro) or (y) 10 (ten) percentage points of the applicable lowest of the Initial Valuations, the TEF Group and the PT Group shall jointly retain the services of a third investment bank (“Third Investment Bank”) to conduct an Independent Valuation of the relevant Interest and/or the Company (as the case may be) and to determine the applicable Initial Valuation(s) (in each case the “Finalised Initial Valuation” and collectively the “Finalised Initial Valuations”) within the range determined by the Investment Banks in their respective Initial Valuations. As soon as possible, but in any event within 15 (fifteen) days after delivery of a Mandate Letter, the Finalised Initial Valuation shall be provided by the Third Investment Bank.

(iv)	The Third Investment Bank shall be selected in accordance with to the following rules:

(A)	The Third Investment Bank shall be appointed by mutual agreement between the Groups, which Groups shall jointly sign the relevant Mandate Letter, or, failing the Groups reaching such an agreement within 15 (fifteen) days following receipt of the relevant Initial Valuations, any of the Groups shall cause the Investment Banks to appoint the Third Investment Bank and sign the relevant Mandate Letter (such Mandate Letter to be issued in accordance with this Section 1.5(b)(iv) with substantially the same the terms and conditions of the relevant Mandate Letters issued to the First Choice Investment Banks), and should the Investment Banks fail to make such appointment within 15 (fifteen) days following written request by any of the Groups, the Groups shall refer the selection of such Third Investment Bank to arbitration in terms of Section 10.2 of this Agreement. Any selection by either the Investment Banks or the arbitrators shall be final and binding on the Groups.

If, either as a result of a conflict of interest, default or otherwise, or by mutual agreement between both Groups, the Third Investment Bank appointed in

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terms of this Section 1.5(b)(iv)(A) is prevented from acting as the Third Investment Bank for the purposes of this Section 1.5, a replacement Third Investment Bank shall be appointed mutatis mutandis in accordance with this Section 1.5(b)(iv)(A).

(B)	In performing its own Independent Valuation as required under this Section 1.5, the Third Investment Bank shall abide by the same Independent Valuation Principles and other relevant provisions of this Section 1.5 concerning the performance of the Independent Valuation.

(v)	As soon as possible, but in any event within 15 (fifteen) days after delivery of a letter of instruction, the two Investment Banks, acting jointly, shall:

(A)	adjust the Finalised Initial Valuations at the time of transfer to the Company of such Further Interest in a Wireless Property or Interest in a New Acquisition (as the case may be), (x) using the financial adjustment methodology described in Exhibit II hereto and (y) in the case of an acquisition of an Interest in a New Acquisition, taking into account the applicable representations, warranties and indemnities received in respect of such Interest, provided that the Finalised Initial Valuation of the Interest in a New Acquisition shall also be accrued with the Cost of Carrying (such adjusted and/or accrued Finalised Initial Valuations referred to as the “Contribution Valuations”); and

(B)	determine the applicable number of Company Shares to be issued against the relevant Contribution using the following formula: r/(s/t), where “r” is the Contribution Valuation of such Further Interest in a Wireless Property or Interest in a New Acquisition (as the case may be), “s” is the Contribution Valuation of the Company and “t” is the number of Company Shares issued and outstanding on the date of the Contribution Valuation (the “Company Shares Exchange Ratio”).

(c)	In any other event, (other than an Independent Valuation in respect of a Further Interest in a Wireless Property or of an Interest in a New Acquisition in order to transfer them to the Company as Contributions) when an Independent Valuation is required under this Agreement or the Shareholders Agreement, the rules contained in this Section 1.5 shall apply mutatis mutandis.

1.6	New Acquisitions and Further Interests in Wireless Properties

1.6.1	Global Telecom

(a)

It is recorded that the PT Group through Telesp Celular Participações, S.A., (i) has already acquired an Interest, and (ii) has the right to acquire the remainder of the ownership interests in the New Acquisition, Global Telecom (the total ownership of Global Telecom, as described in Exhibit IV, referred to as the “Global Telecom Interest”). The Parties agree that the TEF Group shall have a call right to purchase from

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the PT Group up to 50% (fifty percent) of the Global Telecom Interest at the Acquisition Price paid therefor by the PT Group in terms of the GT Acquisition Agreement (the “Call Right”), the Call Right being exercisable (in whole or in part and on one or more occasions) until the transfer in full to the Company of the Global Telecom Interest, provided that:

(i)	the Call Right shall be enforceable in respect of the Global Telecom Interest to the extent not yet transferred to the Company and, subject to Section 1.6.1(b) below, also in case of (A) Liquidation of the Company (pursuant to Section 4.3 of the Shareholders Agreement), (B) exercise of the Put in case of Change of Control (pursuant to Section 5.6 of the Shareholders Agreement), (C) exercise of the PT Group Put (pursuant to Section 6.4 of the Shareholders Agreement) and (D) termination of this Agreement or the Shareholders Agreement, for reasons other than the default of the TEF Group, (pursuant to Section 7 below or Section 11 of the Shareholders Agreement); and

(ii)	the provisions set forth in Section 1.6.1(a)(i) above shall be applicable without prejudice to the rights of the Parties pursuant to this Agreement and the Shareholders Agreement in respect of that part of the Global Telecom Interest that has already been transferred to the Company.

(b)	In the circumstances referred to in Section 1.6.1(a)(i)(A), (B), (C), and (D) above, other than in the event of termination set forth in Sections 7.2 and 7.3 below, the Call Right shall be exercisable until the expiration of a period of 2 (two) months from the time when both Groups acknowledge that the relevant event has occurred or, if no such acknowledgement has been issued in writing by both parties, from the time when the occurrence of the relevant event has been declared in a final decision pursuant to the relevant dispute resolution procedure set out in this Agreement or the Shareholders Agreement.

(c)	After the TEF Group has given notice of its intention to exercise the Call Right, the transfer of the relevant portion of the Global Telecom Interest shall be consummated as soon as permissible under regulatory provisions.

(d)	(i) The Parties agree that (A) the Call Right and (B) any other right of the TEF Group with respect to the Global Telecom Interest already transferred to the Company, shall be exercisable over up to 50% (fifty percent) of the Global Telecom Interest (the PT Group to procure that Telesp Celular Participações, S.A. and each company in the chain of companies holding said Interest abides by this Agreement so as to enable the PT Group to fulfil its obligation hereunder to the TEF Group).

(ii)	If:

(A)

the PT Group for any reason (other than as a result of the failure by the TEF Group to timely comply with its obligations set forth in this Section 1.6) fails to cause Telesp Celular Participações, S.A. to deliver the relevant portion of the Global Telecom Interest, (x) in the case where payment for the acquisition thereof is to be made in cash and/or existing TEF shares and/or existing TEM

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shares, within 2 (two) months after the TEF Group has given notice of its intention to exercise the Call Right, or (y) in the case where payment for the acquisition of the Global Telecom Interest is to be made using new TEF shares and/or new TEM shares, on the date on which such new shares are tendered for delivery, or

(B)	delivery of the relevant portion of the Global Telecom Interest is prevented due to legal or regulatory restrictions,

then the Call Right may be exercised against the PT Group, at the option of the TEF Group, over such percentage in the share capital of Telesp Celular Participações, S.A. as the value of the relevant portion of the Global Telecom Interest represents in the value of Telesp Celular Participações, S.A., provided that, if shares of Telesp Celular Participações, S.A. were to be delivered, then:

(C)	the equity participation subject to the rights of the TEF Group shall comprise voting and non-voting shares in the same proportionality as the PT Group holds in each class of shares in Telesp Celular Participações, S.A.; and

(D)	(x) the value of the relevant portion of the Global Telecom Interest shall be the Acquisition Price paid therefor by the PT Group in terms of the GT Acquisition Agreement, and (y) the value of Telesp Celular Participações, S.A. shall be defined pursuant to an Independent Valuation (which shall include, as valuation of Global Telecom, the Acquisition Price of the Global Telecom Interest in terms of the GT Acquisition Agreement) as regulated in this Agreement at the time of the exercise of the Call Right and other rights by the other Group. Both values shall be compared for determining the percentage which the value of the relevant portion of the Global Telecom Interest represents in the value of Telesp Celular Participações, S.A.

(e)	The TEF Group may elect to pay the consideration for the acquisition of the Interests in Global Telecom (or in Telesp Celular Participações, S.A., as the case may be) in cash, TEM shares, TEF shares or a combination thereof. In the event of payment in TEM and/or TEF shares, the relevant provisions of Section 6.4 of the Shareholders Agreement shall apply.

(f)	In the event of exercise by the TEF Group of the Call Right: (i) the Interests in Global Telecom (or in Telesp Celular Participações, S.A., as the case may be) shall be transferred to the TEF Group freely tradable, free of any liens, rights in favour of third parties and other encumbrances, and (ii) the PT Group shall give to the TEF Group (x) to the extent that same relate to the Interests in Global Telecom transferred to the PT Group, the same representations, warranties and indemnities which it received under the GT Acquisition Agreement (the foregoing to apply except in the case where shares in Telesp Celular Participações, S.A. are received by the TEF Group in terms of Section 1.6.1(d) above), and (y) to the extent that same relate to Global Telecom (or Telesp Celular Participações, S.A., as the case may be), the same representations and warranties referred to in Section 5 of this Agreement.

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1.6.2	New Acquisitions pursuant Section 8.2 of the Shareholders Agreement

(a)	It is hereby further agreed that the acquisition after the date hereof of any and all Interests in a New Acquisition shall be negotiated and carried out by the Company. Without detracting from the foregoing, if, notwithstanding Section 8.2 of the Shareholders Agreement, the Company, acting through its Board of Directors, after reviewing the corresponding proposal for the acquisition of an Interest in a New Acquisition, which shall include a price range (the “Price Range”), fails for any reason attributable to it to acquire the relevant business opportunity, the Group which nominated the Directors who affirmatively voted on such proposal shall have the right, but not the obligation, to acquire the business opportunity as the acquisition of an Interest in a New Acquisition.

(b)	If the Group which nominated the Directors who voted in favour of the acquisition decides to acquire such Interest in a New Acquisition, an Independent Valuation shall be required as set forth in Sections 1.4 and 1.5 above.

(c)	If such Group negotiates an acquisition price lower than the Price Range, it must submit such new proposal to the Company and if the Board of Directors does not approve such proposal, said Group will have the right, but not the obligation, to acquire the relevant Interest in the New Acquisition.

(d)	Immediately after the acquisition of the Interest in the New Acquisition by a Group in accordance with this Section 1.6.2, such Group will start an arbitration procedure in terms of Section 10.2 below in order to determine if the relevant Interest in the New Acquisition is within the Company Growth Principles (as set out in Section 1.2(a) and (b) of the Shareholders Agreement) and, if so determined, the Parties undertake to procure the transfer of the Interest in the New Acquisition to the Company. In the event that the decision of the arbitration tribunal states that the relevant Interest in the New Acquisition is not within the Company Growth Principles as set forth in Section 1.2(a) and (b) of the Shareholders Agreement, such Interest will not be transferred to the Company and the acquiring Group may continue holding such Interest subject to Section 8.1 of the Shareholders Agreement.

(e)	For accounting purposes, the value of such Interest in the New Acquisition will be determined in accordance with the Generally Accepted Accounting Principles as in force under Netherlands law (“GAAP”) until the moment that the International Accounting Standards (“IAS”) may be applied under Netherlands law, in which case the IAS will be applied, all as effective as at the corresponding Additional Closing.

1.6.3 Common	Conditions to the New Acquisitions and Wireless Properties

(a)

The Parties agree that (i) New Acquisitions and Wireless Properties shall not be required to be kept and maintained as separate legal entities, and (ii) New Acquisitions and Wireless Properties may merge, consolidate or amalgamate, either between them or with any other Person, before or after the transfer to the Company of the Interest acquired in the New Acquisition or Wireless Property, (as the case may be), provided that, prior to any of the same occurring and as a condition precedent thereto, the Board of Directors

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shall approve such action in accordance with Section 2.6(a)(Y)(ii) of the Shareholders Agreement and the Shareholders, after a non-binding proposal submitted by the Board of Directors, shall be required to agree in each specific case on the appropriate adjustments to be made (x) to the division of assets on Liquidation of the Company in terms of Section 4.3 of the Shareholders Agreement and (y) to the Put in Section 5.6 of the Shareholders Agreement).

(b)	In any case, (i) the operational control of the New Acquisitions shall be kept with the Group that acquired the acquisition of the Interest in the New Acquisition until the thus acquired Interest is fully transferred to the Company, and (ii) the operational control of the Wireless Properties shall be kept with the Group Controlling the relevant Wireless Properties until the Balance Closing.

1.6.4 Further	Interests in the Wireless Properties

(a)	The acquisition of any Further Interest in a Wireless Property, shall, after the Balance Closing, be carried out only by the Company and neither Group shall (have the right to) acquire any Further Interest in a Wireless Property.

(b)	The Parties record that until the Balance Closing, each Group (the “Lead Group”) shall have the right, but not the obligation, to acquire, directly or indirectly, any Further Interest in any of its Wireless Properties, provided that the Lead Group shall offer the other Group (the “Other Group”) the right to acquire 50% (fifty percent) of the Further Interest in a Wireless Property proposed to be acquired, at the Acquisition Price to be paid by the Lead Group for said portion of the Further Interest in a Wireless Property (the “Further Interest Acquisition Price”). The portion of the Further Interest in a Wireless Property acquired by the Other Group will be considered as a Wireless Property of such Other Group. The obligation to offer the other Group the possibility of acquiring 50% of the Further Interest in a Wireless Property shall not apply in the event of the acquisition of a Further Interest in a Wireless Property through a capital increase in which no new assets are contributed to the relevant Wireless Property.

(c)	Before the consummation by either Group of the acquisition of any Further Interest in a Wireless Property, the Lead Group shall give written notice to the Other Group (i) informing it about the Further Interest Acquisition Price and all other relevant terms and conditions of the transaction, and (ii) requesting the Other Group to indicate whether it wishes to acquire the 50% (fifty percent) Interest referred to in Section 1.6.4(b) above on the aforesaid terms and conditions. The Other Group shall have 15 (fifteen) days after the receipt of the aforesaid notice, to inform in writing the Lead Group of its decision. In the absence of any response within the aforementioned period, the Other Group shall be deemed to have decided not to execute such transaction.

(d)	If the Other Group decides to execute such transaction on the terms and conditions referred to in Section 1.6.4(c)(i) above, both Groups shall use their best efforts to agree if the Other Group will participate as a co-acquirer in the relevant acquisition agreement and/or other relevant documents relating to the acquisition of the Further Interest, or will acquire the relevant Interest from the Lead Group.

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(e)	If the other Group decides not to acquire the 50% (fifty percent) of the Further Interest in a Wireless Property, or if the Groups fail to agree as set out in Section 1.6.4(d) above, the Lead Group shall have the right, but not the obligation, to acquire the Further Interest in a Wireless Property, as well as, if such acquisition is finally performed, the obligation to then transfer it to the Company. In any event, the Parties undertake to take all the necessary actions to transfer to the Company such Further Interest in a Wireless Property. Such transfer shall be performed in accordance with the following provisions:

(i)	Each Further Interest in a Wireless Property acquired under this Section 1.6.4 shall, subject to the conditions set forth herein, be transferred to the Company as an Additional Capital Contribution as soon as possible after the Balance Closing, at the Company Shares Exchange Ratio determined in accordance with the provisions of Section 1.5 above. Accordingly, the Lead Group shall request the Independent Valuation set forth in Sections 1.4 and 1.5 above by sending an Independent Valuation Notice to the other Group, provided that, if the Further Interest in a Wireless Property is acquired in terms of a capital increase (other than capital increases against reserves, capitalization of “agios”, or by any other means which does not imply contribution of new assets to the relevant Wireless Property) or a tender offer, the Acquisition Price of such Further Interest in a Wireless Property will serve as the Finalised Initial Valuation of such Further Interest, converted into a Euro amount, calculated using the average of the Fixing R$ / € exchange rates applicable on each of the days from the commencement date to the last day, both days inclusive, of (x) the subscription period relating to the aforementioned capital increase or (y) the tender offer period (as the case may be). Such Fixing exchange rate will be the result of multiplying the exchange rate USD / R$ PTAX Ask fixed by the Brazilian Central Bank (ticker Bloomberg: BZFXPTAX Index), by the exchange rate € / USD fixed by the ECB (Reuters Screen ECB37) on the applicable date. In the event of the acquisition of a Further Interest in a Wireless Property through a capital increase against reserves, capitalization of “agios”, or by any other means which does not imply contribution of new assets to the relevant Wireless Property, the provisions of Sections 3.1.1(b) or 3.1.1(c) above (as the case may be), shall apply.

(ii)	In the event that the Further Interest in a Wireless Property is acquired in terms of a capital increase by the Wireless Property and the Company decides not to exercise its pre-emptive rights, the Company, to the extent legally permissible, will transfer to the Lead Group such pre-emptive rights, provided that, after such capital increase is effected, the percentage shareholding of the Company and the acquiring Group in the relevant Wireless Property must, in the aggregate, not decrease and, accordingly, the Lead Group shall be obliged to exercise so many of the pre-emption rights as is necessary to ensure that the aggregate percentage shareholding of said Group and the Company in the relevant Wireless Property does not decrease.

(iii)	For accounting purposes, the value of such Further Interest will be determined in accordance with the GAAP until the moment that the IAS may be applied under Netherlands law, in which case the IAS will be applied, all as effective as at the Additional Closing.

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(f)	Each of the PT Group and TEF Group expressly agree that all action taken by them in exercising their rights and performing their obligations under this Section 1.6.4, shall be done in compliance with all applicable laws of Portugal, Spain, Brazil, the U.S.A. and The Netherlands, and any other laws or regulations that may be applicable.

1.7	Tax Optimisation of the Contributions

(a)	The Parties agree that it is in their best interest that all Contributions provided for herein be transferred by each of them to the Company in the most tax efficient manner vis-à-vis the Company and the Party transferring any such Contribution. The Parties will use their best efforts to agree upon the most tax efficient manner for such transfer. In the event the Parties do not agree on such most tax efficient manner within a reasonable period of time, the Party that transfers a Contribution to the Company in a manner which is not considered the most tax efficient manner vis-à-vis the Company, shall promptly reimburse the Company for any amounts of any taxes and related costs payable and incurred by the Company as a result of such tax inefficient transfer. Accordingly, any capital tax or other similar tax or duty which is levied on the Company as a result of Contributions transferred to the Company (whether against further issuance of Company Shares or as informal capital contributions or otherwise), shall be reimbursed to the Company by the Party transferring the Contribution.

(b)	Furthermore, the Parties agree that the Articles of Association will include a clause in terms of which “the Company will promote, among other activities, the exportation of goods and services from the parent companies to the wireless companies in Brazil”.

1.8	Acquisition of shares of Telesp Celular Participações, S.A.

(a)	In order to maintain the 50%-50% spirit set forth in Section 1.3 above, the TEF Group will acquire from the PT Group and the PT Group will transfer to the TEF Group certain shares of Telesp Celular Participações, S.A. in accordance with the Share Purchase Agreement attached as Exhibit III (the “TCP Shares”), issued in terms of the capital increases approved by the general meeting of shareholders of such company on June 25, 2002, as ratified by the board of directors on September 6, 2002, which will be transferred to the Company at the Balance Closing.

(b)	Such acquisition of TCP Shares will be made on the terms and conditions defined in the Share Purchase Agreement attached as Exhibit III, and once such acquisition is made, the TCP Shares will be considered as a TEF Wireless Property.

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SECTION 2: INITIAL CAPITAL CONTRIBUTIONS

2.1	Initial Capital Contributions and Initial Closing: Subscription, Issuance and Payment of the Company Shares

Subject to the conditions set forth herein and as early as possible during the fourth quarter of 2002, each of the TEF Group and the PT Group shall transfer to the Company its Initial Capital Contributions against the issuance of a number of Company Shares, (the “Initial Closing”). The PT Group and the TEF Group agree with each other that:

(a)	each Group shall transfer its Initial Capital Contributions to the Company at the same time;

(b)	each Group’s Initial Capital Contributions, the value of each Group’s Initial Capital Contributions, and the number of Company Shares to be issued to each Group in respect of such Contributions shall be agreed between the TEF Group and the PT Group by no later than the Initial Closing, which agreement shall be evidenced by a written document signed by the Groups at the Initial Closing, provided that it is agreed that any TCP Shares acquired by the TEF Group pursuant to Section 1.8 above shall not form part of the TEF Group’s Initial Capital Contributions; and

(c)	if the aggregate value of such Initial Capital Contributions exceeds the aggregate nominal value of the Company Shares issued in respect of the transfer of said Initial Capital Contributions, the difference shall be credited to the General Share Premium Reserve.

2.2	Initial Closing: Conditions Precedent

The respective obligation of each Group to consummate the transactions contemplated herein to occur at the Initial Closing is subject to the satisfaction or waiver, at or prior to the Initial Closing, of the following conditions:

(a)	no statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority which prohibits or restricts the consummation of the transactions contemplated hereby;

(b)	there shall not be in effect any judgement, order, injunction or decree of any court of competent jurisdiction or Governmental Authority enjoining the consummation of the transactions contemplated hereby;

(c)	there shall not be any suit, action, investigation, inquiry or other proceeding instituted, pending or threatened by any Governmental Authority which seeks to enjoin or otherwise prevent consummation of the transactions contemplated hereby;

(d)	each consent, authorisation and approval of any Person or any Governmental Authority (other than CADE, but including the European Union antitrust commission) or required under applicable law shall have been obtained or the applicable requirement to obtain such consent, authorisation or approval shall have been waived;

(e)	the TEF Group and the PT Group, as applicable, shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Initial Closing, provided that a Breach shall be deemed not to be non-performance for purposes of this Section 2.2(e); and

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(f)	the other Group and the Company shall have executed and delivered any and all documents and shall have taken any and all actions as may be required for the timely completion of the transfer to the Company of the Initial Capital Contributions;

provided that the conditions precedent set out in Sections 2.2(a), 2.2(b), 2.2(c) and 2.2(d) may only be waived by both Groups, and the conditions precedent set out in Sections 2.2(e) and 2.2(f) may only be waived by the non-defaulting Group.

2.3	Initial Closing: Deliveries

At the Initial Closing, the Parties shall take, or cause to be taken, the following actions:

(a)	each relevant member of the TEF Group and each relevant member of the PT Group shall transfer to the Company its Initial Capital Contributions;

(b)	the relevant member of the TEF Group and the relevant member of the PT Group shall sign a notarial deed of issuance pursuant to which the relevant Company Shares are issued to such relevant member of the TEF Group and such relevant member of the PT Group;

(c)	the shareholders’ register of the Company shall be duly updated to reflect the number of Company Shares held by each Group;

(d)	the delivery of letters or other documents evidencing the waiver of any applicable rights of first refusal which otherwise could be exercised by any Person in connection with the transfer, to the Company, of the Initial Capital Contributions; and

(e)	the relevant member of the TEF Group and the relevant member of the PT Group and the Company shall take all other actions and execute all other documents, certificates and requests as may reasonably be required for the timely completion of transfer to the Company of the Initial Capital Contributions.

2.4	Obtaining of the regulatory approvals for the Balance Closing before the Initial Closing

The Parties agree that, in the event that the relevant regulatory approvals for the Balance Closing are obtained before the Initial Closing takes place, an Initial Closing shall not take place and the Parties shall, as soon as practicable after such regulatory approvals are obtained, transfer to the Company their Balance Capital Contributions, provided that in this specific case the respective Balance Capital Contributions of each Group shall comprise those Interests held by each of the PT Group and the TEF Group in the Wireless Properties and Global Telecom (as specified in Exhibit IV hereto) and (when applicable) the corresponding amount of cash referred to in Section 3.1.1(b)below. Such transfer to the Company of the Balance Capital Contributions shall be performed in accordance with Section 3 below.

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SECTION 3: BALANCE CAPITAL CONTRIBUTIONS AND ADDITIONAL CAPITAL CONTRIBUTIONS

3.1.1 Balance	Capital Contributions: Subscription, Issuance and Payment of Additional Company Shares

(a)	Subject to the conditions set forth herein, as soon as possible after the relevant regulatory restrictions have been removed, each of the TEF Group and the PT Group shall transfer to the Company its Balance Capital Contributions, against the issuance of a number of Company Shares (the “Balance Closing”). The PT Group and the TEF Group agree with each other that:

(i)	each Group shall transfer its Balance Capital Contributions to the Company at the same time;

(ii)	the value of each Group’s Balance Capital Contributions and the number of Company Shares to be issued to each Group in respect of such Contributions shall be agreed between the TEF Group and the PT Group by no later than the Balance Closing, which agreement shall be evidenced by a written document signed by the Groups at the Balance Closing, provided that upon the transfer of the Balance Capital Contributions to the Company each Group shall hold the same number of Company Shares; and

(iii)	if the aggregate value of such Balance Capital Contributions exceeds the aggregate nominal value of the Company Shares issued in respect of the transfer to the Company of said Balance Capital Contributions, the difference shall be credited to the General Share Premium Reserve.

(b)	In the event that between the date hereof and the Balance Closing any acquisition of Further Interest in a Wireless Property occurs through capital increases in any of the TEF Wireless Properties or PT Wireless Properties without giving rise to an increase in the number of shares to be transferred directly by the relevant Group to the Company in accordance with Exhibit IV of this Agreement (including but not limited to capital increases without issuance of new shares), the other Group, as applicable, shall contribute to the Company in Euro, at the Balance Closing, the amount paid or incurred, directly or indirectly, in such capital increase by the relevant Group, if any, such Euro amount to be calculated using the average of the Fixing R$ / € exchange rates applicable on each of the days from the commencement date to the last day, both days inclusive, of the subscription period relating to the aforementioned capital increase. Such Fixing exchange rate will be the result of multiplying the exchange rate USD / R$ PTAX Ask fixed by the Brazilian Central Bank (ticker Bloomberg: BZFXPTAX Index), by the exchange rate € / USD fixed by the ECB (Reuters Screen ECB37) on the applicable date. For the avoidance of doubt, capital increases by means of capitalization of “agios” or against reserves, will not give rise to the obligation of the other Group to transfer any amount in cash to the Company.

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(c)	In the event that between the date hereof and the Balance Closing any acquisition of Further Interest in a Wireless Property occurs through a capital increase in any of the TEF Wireless Properties or PT Wireless Properties, by any mean which does not imply contributions of new assets to the relevant Wireless Property (including but not limited to capitalization of “agios” or capital increases against reserves), but that does give rise to an increase in the number of shares to be transferred directly to the Company in accordance with Exhibit IV of this Agreement, such Further Interest in a Wireless Property shall be transferred to the Company at the Balance Closing together with the Balance Capital Contributions, and the other Group shall not contribute any amount in cash to the Company as a consequence of the transfer to the Company of such Further Interest in a Wireless Property.

3.1.2	Additional Capital Contributions and Additional Closings: Subscription, Issuance and Payment of Additional Company Shares

Subject to the conditions set forth in this Agreement, as soon as possible, after the Balance Closing, each of the PT Group and/or the TEF Group (as the case may be from time to time) shall transfer to the Company its Additional Capital Contributions, against the issuance of further Company Shares. The PT Group and the TEF Group agree with each other that:

(i)	each Group shall transfer to the Company:

(A)	the Interests of the transferring Group in all New Acquisitions;

(B)	all Further Interests in Wireless Properties held by the transferring Group and not transferred to the Company at the Balance Closing;

(C)	in the case of a make-up Contribution by a Reduced Shareholder as referred to in Sections 6.1, 6.2 and 6.3 of the Shareholders Agreement, an amount of cash in Euro and/or (if accepted by the other Group) Liquid Assets equivalent to the value of (that portion of) the Contribution having caused the dilution, as determined in the Contribution Valuation, accrued with the Cost of Carrying (when applicable) as set forth in Sections 6.1, 6.2 and 6.3 of the Shareholders Agreement; and

(ii)	unless otherwise agreed in writing by the TEF Group and the PT Group in respect of the Additional Capital Contribution:

(A)	other than in the case of a make-up Contribution by a Reduced Shareholder as referred to in Sections 6.1, 6.2 and 6.3 of the Shareholders Agreement, the number of Company Shares to be issued against the transfer to the Company of the Additional Capital Contribution shall be determined using the Company Shares Exchange Ratio. If the accounting value of the aforesaid Contribution as defined in Sections 1.6.2(e) and 1.6.4(e)(iii) above (as the case may be) exceeds the aggregate nominal value of the Company Shares issued as defined above, the difference shall be credited to the General Share Premium Reserve; and

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(B)	in the case of a make-up Contribution by a Reduced Shareholder as referred to in Sections 6.1, 6.2 and 6.3 of the Shareholders Agreement, the transferring Group shall be issued with so many Company Shares as corresponds to the number of Company Shares issued in respect of (that portion of) the Additional Capital Contribution having caused the dilution. If the amount of cash plus, if applicable, Liquid Assets of the make-up Contribution, exceeds the aggregate nominal value of the Company Shares issued as defined above, the difference shall be credited to the General Share Premium Reserve.

3.2	Balance Closing and Additional Closings: Conditions Precedent

The respective obligation of each Group to transfer to the Company the Balance Capital Contributions and any of the Additional Capital Contributions contemplated hereby is subject to the satisfaction or waiver, at or prior to the respective Balance Closing or Additional Closing, of the following conditions:

(a)	no statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any court or Governmental Authority which prohibits or restricts the transfer of the relevant Contribution;

(b)	there shall not be in effect any judgement, order, injunction or decree of any court of competent jurisdiction or Governmental Authority enjoining the transfer of the relevant Contribution;

(c)	there shall not be any suit, action, investigation, inquiry or other proceeding instituted, pending or threatened by any Governmental Authority which seeks to enjoin or otherwise prevent transfer of the relevant Contribution;

(d)	each consent, authorisation and approval of any Person or any Governmental Authority (other than CADE) or the European Union antitrust commission or required under applicable law for each Group to make the relevant Contribution, including, but not limited to, ANATEL’s prior written consent for the transfer of the voting control of the Wireless Properties and/or the New Acquisitions to the Company, shall have been obtained or, when applicable, the requirement to obtain such consent, authorisation or approval shall have been waived;

(e)	each of the TEF Group and the PT Group, as applicable, shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the date of Balance Closing or Additional Closing (as the case may be), provided that a Breach, shall be deemed not to be non-performance for purposes of this Section 3.2(e);

(f)

the other Group and the Company shall have executed and delivered any and all other documents and shall have taken any and all other actions as may reasonably be required for the timely completion of the transfer of the relevant Contribution;

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provided that the conditions precedent set out in Sections 3.2(a), 3.2(b), 3.2(c) and 3.2(d) may only be waived by both Groups, and the conditions precedent set out in Sections 3.2(e) and 3.2(f) may only be waived by the non-defaulting Group.

3.3	Balance Closing and Additional Closings; Deliveries

At the Balance Closing and each Additional Closing, the Parties shall take, or cause to be taken, the following actions:

(a)	each relevant member of the TEF Group and/or (as the case may be), each relevant member of the PT Group shall transfer to the Company its Balance Capital Contributions or relevant Additional Capital Contribution (as the case may be), and, if such Additional Capital Contribution is cash, in immediately available funds;

(b)	the relevant member of the TEF Group and/or (as the case may be), the relevant member of the PT Group shall sign a notarial deed of issuance in terms of which a number of Company Shares are issued to such relevant member of the TEF Group and/or such relevant member of the PT Group (as the case may be);

(c)	the shareholders’ register of the Company shall be duly updated to reflect the number of Company Shares held by each Group;

(d)	the delivery of letters or other documents evidencing the waiver or the non-exercise of any applicable rights of first refusal which otherwise could be exercised by any Person in connection with the transfer, to the Company, of the relevant Contribution contemplated hereunder; and

(e)	the relevant member of the TEF Group and/or (as the case may be), the relevant member of the PT Group and the Company shall take all other actions and execute other documents, certificates and requests as may reasonably be required for the timely completion of the transfer to the Company of the relevant Contribution.

SECTION 4: REPRESENTATIONS AND WARRANTIES BY THE TEF GROUP

In consideration for the PT Group entering into this Agreement and consummating the transactions hereunder, the TEF Group represents and warrants to the PT Group that the representations and warranties as set out in this Section 4, which representations and warranties are supplemented by the disclosure schedules attached hereto as Exhibit V, (the “TEF Group Disclosure Schedule”), are, individually and jointly, true and not misleading, provided that, save as otherwise required by the context of the relevant representation or warranty, the representations and warranties:

(a)	are made and given as at the date of this Agreement; and

(b)	shall:

(i)	in respect of the representations and warranties contained in Sections 4.2, 4.4, 4.7, and 4.17 below, be deemed to be repeated, on the Initial Closing, on the Balance

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Closing and on each applicable Additional Closing, as being individually and jointly true and not misleading as at the Initial Closing, as at the Balance Closing, and as at the applicable Additional Closing (as the case may be);

(ii)	in respect of the representations and warranties not referred to in Section 4(b)(i) above, be deemed to be repeated, on the Initial Closing, on the Balance Closing and on each applicable Additional Closing, as being individually and jointly true and not misleading as at the date of this Agreement, with respect to all the Interests in the TEF Covered Assets being transferred by the TEF Group to the Company on the Initial Closing, the Balance Closing, or the applicable Additional Closing (as the case may be);

Accordingly, the TEF Group hereby represents and warrants to the PT Group as follows:

4.1	Organisation

Each of the TEF Covered Assets listed in Exhibit VIII is and, on the date of the Initial Closing and, if it is the case, on the date of each other Closing relating to an Interest in such TEF Covered Assets, will be a corporation or a company, as the case may be, duly organised, validly existing under the laws of their respective country of incorporation and has and will have all requisite corporate and other power and corporate authority to own, lease and operate its properties and to carry on its operations as now being conducted. TEM has made available to Portugal Telecom and PT Móveis in Section 4.1 of the TEF Group Disclosure Schedule complete and correct copies of the bylaws and the shareholders agreements of each of the TEF Covered Assets as currently in effect. The rights and obligations set forth in such shareholders agreements are, on the date hereof, (a) the valid and binding rights and obligations of each of the parties thereto enforceable against each of such parties in accordance with their terms, and no party thereto is in default thereunder; and (b) duly annotated in TEF Covered Assets corporate books and records, except for Section 4.1 of the TEF Group Disclosure Schedule.

4.2	Authorisation

Each member of the TEF Group is a corporation duly organised, validly existing under the laws of its country of incorporation. Each member of the TEF Group has the legal right, capacity and corporate power and authority to execute and deliver this Agreement and the Shareholders Agreement and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorised by the board of directors of each of the members of the TEF Group, and no other corporate proceedings on the part of same are necessary to authorise the execution, delivery and performance of this Agreement, the Shareholders Agreement or the consummation of the transactions contemplated hereby and thereby. This Agreement and the Shareholders Agreement have been duly executed and delivered by each of the members of the TEF Group and constitute, and each of the other agreements, documents and instruments to be executed and delivered by each of the members of the TEF Group pursuant hereto and thereto, when executed and delivered, will constitute, valid and binding obligations of each of the members of the TEF Group,

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enforceable against each of the members of the TEF Group in accordance with its terms, except that such enforcement may be subject to any applicable bankruptcy, insolvency, moratorium or similar law.

4.3	Capital Stock

Set forth on Section 4.3 of the Disclosure Schedule is the number of all common shares and preferred shares representing the entire capital stock of each of the TEF Covered Assets, all of which were validly issued and fully paid, and the name of each shareholder therein who is the owner of record or beneficial owner of not less than 5% of the total capital stock of each of the TEF Covered Assets. Except as set forth in Section 4.3 of the TEF Group Disclosure Schedule, there are no outstanding securities of, or any securities or other obligations convertible into, exchangeable for, or carrying the right to acquire, or otherwise conferring rights in, equity securities of the TEF Covered Assets, nor are there any subscriptions, warrants, options, rights or other arrangements or commitments (other than this Agreement) which could obligate the TEF Covered Assets to issue, or the TEF Group to sell all or a portion of the Interests in the TEF Covered Assets, nor is any of the TEF Covered Assets committed to issue any such security, warrants, options, rights or enter into such arrangements or commitments.

4.4	Ownership of the Capital Stock

The TEF Group will, as of the Initial Closing, the Balance Closing and any Additional Closings, be the record and beneficial owner of, and will have good and marketable title to all of the Interests in the TEF Covered Assets intended to be transferred to the Company at any such Closing, free and clear of all liens, claims, title defects, charges, restrictions, rights of first refusal, options, security interests, mortgages, pledges, debts, demands or other encumbrances (“Liens”).

4.5	Ownership and Good Title of Assets

The TEF Covered Assets are and will be on the date of the Initial Closing and on the date Interests in such TEF Covered Assets are transferred by the TEF Group to the Company at the Balance Closing and at any Additional Closing, the sole owners of any and all of each of their relevant Assets, which have before, on, or will have after, the Closings, good and marketable title, free and clear of all Liens, except as set forth in Section 4.5 of the TEF Disclosure Schedule, or otherwise where the failure to have such title or rights would not be reasonably expected to have a Material Adverse Effect.

4.6	Condition and Sufficiency of Assets

All of the relevant Assets of the TEF Covered Assets are and will be on the date of the Initial Closing and on the date Interests in such TEF Covered Assets are transferred to the Company at the Balance Closing and at any Additional Closing, structurally sound, are and will be in good operating condition and repair, and are and will be adequate for the uses to which they are being put, and none of such Assets are or will be in need of maintenance and repairs that are material in nature or cost and that are out of the ordinary course of business. The Assets of the TEF Covered Assets are and will be sufficient for the continued conduct of the their businesses after each of the Closings, in substantially the same manner as conducted prior to the respective Closing.

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4.7	Consents and Approvals; No Violations

Except as set forth in Section 4.7 of the TEF Group Disclosure Schedule with respect to items (b) and (c) below, neither the execution and delivery of this Agreement and the Shareholders Agreement, nor the consummation by the TEF Group of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the bylaws of the members of the TEF Group; (b) require any filing with, or the obtaining of any permit, authorisation, consent or approval of, any governmental or regulatory authority whether within or outside Brazil, Spain, or Portugal; (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement (including, but not limited to, shareholders’ agreements regarding the shares of TEF Covered Assets), lease or other contract or instrument or obligation to which the TEF Covered Assets or any of the members of the TEF Group is a party or by which the TEF Covered Assets, any of the members of the TEF Group or any of their assets may be bound; (d) result in the creation of any Lien of any kind upon the TEF Covered Assets or any property or assets of any of the TEF Covered Assets, or any member of the TEF Group, under any debt, obligation, contract, agreement or commitment to which it is a party or by which it is bound; or (e) violate any order, injunction, decree, statute, rule or regulation applicable to the TEF Covered Assets or any member of the TEF Group, excluding from the foregoing clauses (b), (c), (d) and (e) such requirements, conflicts, defaults, rights, security interests, claims, Liens, charges, other encumbrances or violations which could not reasonably be expected to have a Material Adverse Effect and could not be reasonably expected to adversely affect the ability of each of the TEF Covered Assets, or the TEF Group to consummate the transactions contemplated by this Agreement free and clear of Liens.

4.8	Financial Statements

Attached in Section 4.8 of the Disclosure Schedule are copies of the audited consolidated financial statements as of and for the year ended December 31, 2001 and copies of the reviewed, consolidated financial statements as of the period ended June 30, 2002 with respect to each of the TEF Covered Assets (the financial statements referred to above and the accompanying notes thereto are referred to herein collectively as the “TEF Group Financial Statements”). Except as stated otherwise in the TEF Group Financial Statements or in Section 4.8 of the TEF Group Disclosure Schedule, such TEF Group Financial Statements (a) fairly present, in all material respects, the financial position of the TEF Covered Assets as of the respective dates thereof, all in accordance with Brazilian GAAP consistently applied throughout the period indicated; and (b) are correct and complete in all material respects and are consistent with the books and records of the TEF Covered Assets.

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4.9	Absence of Undisclosed Liabilities

Except (a) for liabilities and obligations (i) incurred in the ordinary course of business consistent with past practices since the date of the TEF Group Financial Statements or (ii) which are duly reflected, or reserved against, in the TEF Group Financial Statements and (b) as otherwise disclosed herein or in Section 4.9 of the TEF Group Disclosure Schedule, none of the TEF Covered Assets has incurred any liabilities or obligations (whether direct, indirect, accrued or contingent).

4.10	Absence of Material Adverse and Other Changes

Except as set forth in Section 4.10 of the TEF Group Disclosure Schedule, since December 31, 2001, the business of TEF Covered Assets has been conducted in the ordinary course consistent with past practices and there has not been any change in the business, results of operations or financial condition of any of the TEF Covered Assets as described in the TEF Group Financial Statements, which could be reasonably be expected to have a Material Adverse Effect.

4.11	Intellectual Property

Section 4.11 of the TEF Group Disclosure Schedule sets forth a complete and accurate list of the relevant trademarks, trade names, service marks, service names, internet domain names, software, mark registrations, logos, assumed names, copyrights and copyright registrations, patents and all applications therefor which TEF Covered Assets own or have the right to used in the operation of the TEF Covered Assets Wireless Business as currently conducted (collectively, the “TEF Group Intellectual Property”). Except as set forth in Section 4.11 of the TEF Group Disclosure Schedule:,

(a)	there are no pending or, to the Knowledge of each of the members of the TEF Group, threatened proceedings or litigation or other adverse claims by any person relating to the use by the TEF Covered Assets of any TEF Group Intellectual Property.

(b)	TEF Covered Assets owns, free and clear of Liens, all TEF Group Intellectual Property Rights owned by TEF Group and has a valid and enforceable right to use all of TEF Group Intellectual Property used by TEF Covered Assets;

(c)	the conduct of the business by TEF Covered Assets as currently conducted does not infringe upon any rights with respect to intellectual property owned or controlled by any third party;

(d)	none of the TEF Group Intellectual Property used by TEF Covered Assets that are material to the operation of their respective businesses has been adjudged invalid or unenforceable in whole or part;

(e)

the execution, delivery and performance by TEF Group of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of TEF Covered Assets rights to own any of its TEF Group Intellectual

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Property, nor require the consent of any Governmental Authority or third party in respect of any such TEF Group Intellectual Property; and

(f)	the material software owned or purported to be owned by TEF Covered Assets, was either (A) developed by employees of TEF Covered Assets within the scope of their employment; (B) developed by independent contractors who have assigned their rights to TEF Covered Assets pursuant to written agreements; or (C) otherwise acquired by TEF Covered Assets from a third party.

4.12	Litigation

Except as set forth in Section 4.12 of the TEF Group Disclosure Schedule, there is no claim, action, suit, proceeding or governmental, administrative, arbitration or regulatory proceeding or investigation pending or, to the Knowledge of the members of the TEF Group, threatened against or affecting each of the TEF Covered Assets, or their respective business, properties or assets by or before any court, governmental or regulatory authority or by any third party which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and in excess of R$ 100,000 (one hundred thousand Brazilian Reais) or the equivalent in other currencies in respect to claims of labour nature or in excess of R$ 500,000 (five hundred Brazilian Reais) or the equivalent in other currencies in respect to claims of any other nature.

4.13	Compliance with Applicable Law

Each of the TEF Covered Assets is in compliance with all applicable laws, ordinances, rules and regulations of any Governmental Authority applicable to the TEF Group, the TEF Covered Assets, respectively, and their respective operations, except for violations, if any, which could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 4.13 of the TEF Group Disclosure Schedule, each of the TEF Covered Assets has all material permits, licenses, approvals and authorisations of all Governmental Authorities necessary to conduct its business as presently conducted except for those permits, licenses, approvals and authorisations which could not reasonably be expected to have a Material Adverse Effect.

4.14	Material Contracts and Arrangements

Except as set forth in Section 4.14 of the TEF Group Disclosure Schedule, as of the date hereof:

(a)

none of the TEF Covered Assets is a party to or bound by any written (i) employment agreement; (ii) indenture, mortgage, note, loan, financing, instalment obligation, agreement or other instrument relating to the borrowing of money by it, or the guarantee by it of any obligation for the borrowing of money; or (iii) other agreement, including without limitation, purchase orders, or any enforceable oral agreement, which individually involves the receipt or payment after the date hereof of more than R$ 1,000,000 (one million Brazilian Reais) or the equivalent in other currencies on an annual basis or R$ 1,000,000 (one million Brazilian Reais) or the

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equivalent in other currencies over the remaining term thereof. All such agreements are valid, binding and enforceable in accordance with their terms and neither the relevant Wireless Property nor, to the Knowledge of Wireless Property, any other party thereto is in default under any of the aforesaid agreements, other than such defaults, if any, which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)	There are no existing contracts material to the business of any of the TEF Covered Assets to which any member or Affiliate of the TEF Group is a party;

(c)	No TEF Covered Asset is party to any contract material to the business of the TEF Covered Asset, with any of its current or former employees, directors, officers or consultants or any Person connected (as defined by applicable law in the relevant jurisdiction) with any of such Persons, or in which any such Person is interested (whether directly or indirectly), other than on normal commercial terms in the ordinary course of business;

(d)	all material contracts and agreements have all necessary corporate authorisation for their execution, delivery and performance by TEF Covered Assets, in accordance with their by-laws and applicable legislation; and

(e)	all material contracts and agreements entered into by the TEF Covered Assets with their Affiliates and any entity of the TEF Group represent arm’s length transactions, being such term interpreted as a transaction in good faith negotiated on fair market value basis by unrelated parties acting with independent interests in the ordinary course of business;

4.15	Labour Matters

Except as set forth in Section 4.15 of the TEF Group Disclosure Schedule, none of the TEF Covered Assets is and, on the date of the Initial Closing and on the date Interests in such TEF Covered Assets are transferred to the Company at any Additional Closing, will be a party to any collective bargaining agreement with any labour union, confederation or association, stock option plans, profit sharing, pension, deferred compensation, bonus, severance, halth, welfare, life insurance and other fringe benefit and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labour union, confederation or association and there are not pending against any of the TEF Covered Assets any general labour disputes, strikes or work stoppages.

4.16	Taxes

(a)

Except as set forth in Section 4.16 of the TEF Group Disclosure Schedule, each of the TEF Covered Assets has and, on the date of the Initial Closing and on the date such TEF Covered Assets are transferred to the Company at any Additional Closing, shall have (a) timely filed or caused to be filed on a timely basis with the appropriate taxing authorities all material Tax Returns required to be filed by or with respect to each of the TEF Covered Assets, and (b) paid or made adequate provision for the payment of all Taxes shown to be due on such Tax Returns except such Taxes, if any, being contested in good

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faith and as to which adequate reserves have been provided. Such Tax Returns are and will be true, correct and complete in all material respects;

(b)	Except as set forth in Section 4.16 of the TEF Group Disclosure Schedule:

(i)	there are and, on the date of the Initial Closing and on the date Interests in such TEF Covered Assets are transferred to the Company at any Additional Closing, there shall be no Liens for Taxes with respect to the assets of the Company and no material claims with respect to Taxes are being asserted by any taxing authority in writing, which individually would have a Material Adverse Effect on the business or other assets of each of the TEF Covered Assets except for statutory Liens for current taxes not yet delinquent;

(ii)	none of the Tax Returns of each of the TEF Covered Assets is currently being and, on the date of the Initial Closing and on the date Interests in such TEF Covered Assets are transferred to the Company at any Additional Closing, shall be audited or examined by any taxing authority;

(iii)	there is and on the date of the Initial Closing and on the date Interests in such TEF Covered Assets are transferred to the Company at any Additional Closing, there shall be no material unpaid tax deficiency, determination or assessment currently outstanding against any of the TEF Covered Assets; and

(iv)	there are, and on the date of the Initial Closing and on the date Interests in such TEF Covered Assets are transferred to the Company at any Additional Closing, there shall be no outstanding agreements or waivers extending the statute of limitations relating to the payment of Taxes of any of the TEF Covered Assets for taxable periods for which the periods of the applicable statutes of limitations have not expired.

4.17	Certain Fees

Except for the engagement of Salomon Smith Barney, none of the members of the TEF Group or any of their respective Affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

4.18	Representations and Warranties for Subsidiaries

All the representations and warranties made by the TEF Group with respect to the TEF Covered Assets shall also be deemed to have been made with respect to the Subsidiaries of each of the TEF Covered Assets, if any.

SECTION 5: REPRESENTATIONS AND WARRANTIES BY THE PT GROUP

In consideration for the TEF Group entering into this Agreement and consummating the transactions hereunder, the PT Group represents and warrants to the TEF Group that the representations and warranties as set out in this Section 5, which representations and warranties are supplemented by the disclosure schedules attached hereto as Exhibit VI (the “PT Group Disclosure Schedule”), are, individually and jointly, true and not misleading, provided that, save as otherwise required by the context of the relevant representation or warranty, the representations and warranties:

(a)	are made and given as at the date of this Agreement; and

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(b)	shall:

(i)	in respect of the representations and warranties contained in Sections 5.2, 5.4, 5.7, and 5.17 below, be deemed to be repeated, on the Initial Closing, on the Balance Closing and on each applicable Additional Closing, as being individually and jointly true and not misleading as at the Initial Closing, as at the Balance Closing, and as at the applicable Additional Closing (as the case may be);

(ii)	in respect of the representations and warranties not referred to in Section 5(b)(i) above, be deemed to be repeated, on the Initial Closing, on the Balance Closing and on each applicable Additional Closing, as being individually and jointly true and not misleading as at the date of this Agreement, with respect to all the Interests in the PT Covered Assets being transferred by the PT Group to the Company on the Initial Closing, the Balance Closing, or the applicable Additional Closing (as the case may be), provided that where a representation or warranty (other than the representations and warranties referred to in Section 5(b)(i) above) relates to Global Telecom, a Breach in respect of the representations and warranties contained in this Section 5, for purposes of this Section 5 and Section 8, shall only be considered to exist if the circumstance or fact giving rise to such breach arose or occurred after the date of acquisition by the PT Group of an Interest in Global Telecom under the “Share Sale and Purchase Agreement” dated January 13, 2001 (the “GT Acquisition Agreement”);

Accordingly, the PT Group hereby represents and warrants to the TEF Group as follows:

5.1	Organisation

Each of the PT Covered Assets listed in Exhibit VII is and, on the date of the Initial Closing and, if it is the case, on the date of each other Closing relating to an Interest in such Wireless Property or Global Telecom, will be a corporation or a company, as the case may be, duly organised, validly existing under the laws of their respective country of incorporation and has and will have all requisite corporate and other power and corporate authority to own, lease and operate its properties and to carry on its operations as now being conducted. Each of Portugal Telecom and PT Móveis has heretofore made available to TEM in Section 4.1 of the PT Group Disclosure Schedule complete and correct copies of the bylaws and the shareholders agreements of each of the PT Covered Assets as currently in effect. The rights and obligations set forth in such shareholders agreements are, on the date hereof, (a) the valid and binding rights and obligations of each of the parties thereto enforceable against each of such parties in accordance with their terms, and no party thereto is in default thereunder; and (b) duly annotated in PT Covered Assets corporate books and records.

5.2	Authorisation

Each member of the PT Group is a corporation duly organised, validly existing under the laws of its country of incorporation. Each member of the PT Group has the legal right,

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capacity and corporate power and authority to execute and deliver this Agreement and the Shareholders Agreement and consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Shareholders Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorised by the board of directors of each of the members of the PT Group, and no other corporate proceedings on the part of each of the members of the PT Group are necessary to authorise the execution, delivery and performance of this Agreement, the Shareholders Agreement or the consummation of the transactions contemplated hereby and thereby. This Agreement and the Shareholders Agreement have been duly executed and delivered by each of the members of the PT Group and constitute, and each of the other agreements, documents and instruments to be executed and delivered by each of the members of the PT Group pursuant hereto and thereto, when executed and delivered, will constitute, valid and binding obligations of each of the members of the PT Group, enforceable against each of the members of the PT Group in accordance with its terms, except that such enforcement may be subject to any applicable bankruptcy, insolvency, moratorium or similar law.

5.3	Capital Stock

Set forth on Section 5.3 of the Disclosure Schedule is the number of all common shares and preferred shares representing the entire capital stock of each of the PT Covered Assets, all of which were validly issued and fully paid, and the name of each shareholder therein who is the owner of record or beneficial owner of not less than 5% of the total capital stock of each of the PT Covered Assets. Except as set forth in Section 5.3 of the PT Group Disclosure Schedule, there are no outstanding securities of, or any securities or other obligations convertible into, exchangeable for, or carrying the right to acquire, or otherwise conferring rights in, equity securities of the PT Covered Assets, nor are there any subscriptions, warrants, options, rights or other arrangements or commitments (other than this Agreement) which could obligate the PT Covered Assets to issue, or the PT Group to sell all or a portion of the Interests in the PT Covered Assets, nor is any of the PT Covered Assets committed to issue any such security, warrants, options, rights or enter into such arrangements or commitments.

5.4	Ownership of the Capital Stock

The PT Group will, as of the Initial Closing, the Balance Closing and any Additional Closings, be the record and beneficial owner of, and will have good and marketable title to all of the Interests in the PT Covered Assets intended to be transferred to the Company at any such Closing, free and clear of all liens, claims, title defects, charges, restrictions, rights of first refusal, options, security interests, mortgages, pledges, debts, demands or other encumbrances (“Liens”).

5.5	Ownership and Good Title of Assets

The PT Covered Assets are and will be on the date of the Initial Closing and on the date Interests in such PT Covered Assets are transferred by the PT Group to the Company at the Balance Closing and at any Additional Closing, the sole owners of any and all of each of their relevant Assets, which have before, on, or will have after, the Closings, good and

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marketable title, free and clear of all Liens, except as set forth in Section 5.5 of the PT Disclosure Schedule, or otherwise where the failure to have such title or rights would not be reasonably expected to have a Material Adverse Effect.

5.6	Condition and Sufficiency of Assets

All of the relevant Assets of the PT Covered Assets are and will be on the date of the Initial Closing and on the date Interests in such PT Covered Assets are transferred to the Company at the Balance Closing and at any Additional Closing, structurally sound, are and will be in good operating condition and repair, and are and will be adequate for the uses to which they are being put, and none of such Assets are or will be in need of maintenance and repairs that are material in nature or cost and that are out of the ordinary course of business. The Assets of the PT Covered Assets are and will be sufficient for the continued conduct of the their businesses after each of the Closings, in substantially the same manner as conducted prior to the respective Closing.

5.7	Consents and Approvals; No Violations

Except as set forth in Section 5.7 of the PT Group Disclosure Schedule with respect to items (b) and (c) below, neither the execution and delivery of this Agreement and the Shareholders Agreement, nor the consummation by the PT Group of the transactions contemplated hereby or thereby will (a) conflict with or result in any breach of any provision of the bylaws of the members of the PT Group; (b) require any filing with, or the obtaining of any permit, authorisation, consent or approval of, any governmental or regulatory authority whether within or outside Brazil, Spain, or Portugal; (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement (including, but not limited to, shareholders’ agreements regarding the shares of PT Covered Assets), lease or other contract or instrument or obligation to which the PT Covered Assets or any of the members of the PT Group is a party or by which the PT Covered Assets or any equity interests in the PT Covered Assets, any of the members of the PT Group or any of their assets may be bound; (d) result in the creation of any Lien of any kind upon the PT Covered Assets or any property or assets of any of the PT Covered Assets, or any member of the PT Group, under any debt, obligation, contract, agreement or commitment to which it is a party or by which it is bound; or (e) violate any order, injunction, decree, statute, rule or regulation applicable to the PT Covered Assets, or any member of the PT Group, excluding from the foregoing clauses (b), (c), (d) and (e) such requirements, conflicts, defaults, rights, security interests, claims, Liens, charges, other encumbrances or violations which could not reasonably be expected to have a Material Adverse Effect and could not be reasonably expected to adversely affect the ability of each of the PT Covered Assets, or the TEF Group to consummate the transactions contemplated by this Agreement free and clear of Liens.

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5.8	Financial Statements

Attached in Section 5.8 of the Disclosure Schedule are copies of the audited consolidated financial statements as of and for the year ended December 31, 2001, and copies of the reviewed, consolidated financial statements as of the period ended June 30, 2002 with respect to each of the PT Covered Assets (the financial statements referred to above and the accompanying notes thereto are referred to herein collectively as the “PT Group Financial Statements”). Except as stated otherwise in the PT Group Financial Statements or in Section 5.8 of the PT Group Disclosure Schedule, such PT Group Financial Statements (a) fairly present, in all material respects, the financial position of the PT Covered Assets as of the respective dates thereof, all in accordance with Brazilian GAAP consistently applied throughout the period indicated; and (b) are correct and complete in all material respects and are consistent with the books and records of the PT Covered Assets.

5.9	Absence of Undisclosed Liabilities

Except (a) for liabilities and obligations (i) incurred in the ordinary course of business consistent with past practices since the date of the PT Group Financial Statements or (ii) which are duly reflected, or reserved against, in the PT Group Financial Statements and (b) as otherwise disclosed herein or in Section 5.9 of the PT Group Disclosure Schedule, none of the PT Covered Assets has incurred any liabilities or obligations (whether direct, indirect, accrued or contingent).

5.10	Absence of Material Adverse and Other Changes

Except as set forth in Section 5.10 of the PT Group Disclosure Schedule, since December 31, 2001, the business of PT Covered Assets has been conducted in the ordinary course consistent with past practices and there has not been any change in the business, results of operations or financial condition of any of the PT Covered Assets as described in the PT Group Financial Statements, which could be reasonably be expected to have a Material Adverse Effect.

5.11	Intellectual Property

Section 5.11 of the PT Group Disclosure Schedule sets for the a complete and accurate list of the relevant trademarks, trade names, service marks, service names, internet domain names, software, mark registrations, logos, assumed names, copyrights and copyright registrations, patents and all applications therefor which PT Covered Assets own or have the right to used in the operation of the PT Covered Assets Wireless Business as currently conducted (collectively, the “PT Group Intellectual Property”). Except as set forth in Section 5.11 of the PT Group Disclosure Schedule:

(a)	there are no pending or, to the Knowledge of each of the members of the PT Group, threatened proceedings or litigation or other adverse claims by any person relating to the use by the PT Covered Assets of any PT Group Intellectual Property;

(b)	PT Covered Assets owns, free and clear of Liens, all PT Group Intellectual Property Rights owned by PT Group and has a valid and enforceable right to use all of PT Group Intellectual Property used by PT Covered Assets;

(c)	the conduct of the business by PT Covered Assets as currently conducted does not infringe upon any rights with respect to intellectual property owned or controlled by any third party;

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(d)	none of the PT Group Intellectual Property used by PT Covered Assets that are material to the operation of their respective businesses has been adjudged invalid or unenforceable in whole or part;

(e)	the execution, delivery and performance by PT Group of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of PT Covered Assets rights to own any of its PT Group Intellectual Property, nor require the consent of any Governmental Authority or third party in respect of any such PT Group Intellectual Property; and

(f)	the material software owned or purported to be owned by PT Covered Assets, was either (A) developed by employees of PT Covered Assets within the scope of their employment; (B) developed by independent contractors who have assigned their rights to PT Covered Assets pursuant to written agreements; or (C) otherwise acquired by PT Covered Assets from a third party.

5.12	Litigation

Except as set forth in Section 5.12 of the PT Group Disclosure Schedule, there is no claim, action, suit, proceeding or governmental, administrative, arbitration or regulatory proceeding or investigation pending or, to the Knowledge of the members of the PT Group, threatened against or affecting each of the PT Covered Assets, or their respective business, properties or assets by or before any court, governmental or regulatory authority or by any third party which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and in excess of R$ 100,000 (one hundred thousand Brazilian Reais) or the equivalent in other currencies in respect to claims of labour nature or in excess of R$ 500,000 (five hundred Brazilian Reais) or the equivalent in other currencies in respect to claims of any other nature.

5.13	Compliance with Applicable Law

Each of the PT Covered Assets, is in compliance with all applicable laws, ordinances, rules and regulations of any Governmental Authority applicable to the PT Group, the PT Covered Assets, respectively, and their respective operations, except for violations, if any, which could not reasonably be expected to have a Material Adverse Effect. Except as set forth in Section 5.13 of the PT Group Disclosure Schedule, each of the PT Covered Assets has all permits, licenses, approvals and authorisations of all Governmental Authorities necessary to conduct its business as presently conducted except for those permits, licenses, approvals and authorisations which could not reasonably be expected to have a Material Adverse Effect.

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5.14	Material Contracts and Arrangements

Except as set forth in Section 5.14 of the PT Group Disclosure Schedule, as of the date hereof:

(a)	none of the PT Covered Assets is a party to or bound by any written (a) employment agreement; (b) indenture, mortgage, note, financing, loan, instalment obligation, agreement or other instrument relating to the borrowing of money by it, or the guarantee by it of any obligation for the borrowing of money; or (c) other agreement, including without limitation, purchase orders, or any enforceable oral agreement, which individually involves the receipt or payment after the date hereof of more than R$ 1,000,000 (one million Brazilian Reais) or the equivalent in other currencies on an annual basis or R$ 1,000,000 (one million Brazilian Reais) or the equivalent in other currencies over the remaining term thereof. All such agreements are valid, binding and enforceable in accordance with their terms and neither the relevant Wireless Property nor, to the Knowledge of Wireless Property, any other party thereto is in default under any of the aforesaid agreements, other than such defaults, if any, which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect

(b)	There are no existing contracts material to the business of any of the PT Covered Assets to which any member or Affiliate of the PT Group is a party; and

(c)	No PT Covered Assets is party to any contract material to the business of the PT Covered Asset, with any of its current or former employees, directors, officers or consultants or any Person connected (as defined by applicable law in the relevant jurisdiction) with any of such Persons, or in which any such Person is interested (whether directly or indirectly), other than on normal commercial terms in the ordinary course of business;

(d)	all material contracts and agreements have all necessary corporate authorisation for their execution, delivery and performance by PT Covered Assets, in accordance with their by-laws and applicable legislation; and

(e)	all material contracts and agreements entered into by the PT Covered Assets with their Affiliates and any entity of the PT Group represent arm’s length transactions, being such term interpreted as a transaction in good faith negotiated on fair market value basis by unrelated parties acting with independent interests in the ordinary course of business.

5.15	Labour Matters

Except as set forth in Section 5.15 of the PT Group Disclosure Schedule, none of the PT Covered Assets is and, on the date of the Initial Closing and on the date Interests in such PT Covered Assets are transferred to the Company at any Additional Closing, will be a party to any collective bargaining agreement with any labour union, confederation or association, stock option plans, profit sharing, pension, deferred compensation, bonus, severance, health, welfare, life insurance and other fringe benefit and there are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labour union, confederation or association and there are not pending against any of the PT Covered Assets any general labour disputes, strikes or work stoppages.

5.16	Taxes

(a)

Except as set forth in Section 5.16 of the PT Group Disclosure Schedule, each of the PT Covered Assets has and, on the date of the Initial Closing and on the date such PT Covered Assets are transferred to the Company at any Additional Closing, shall have (a) timely filed or caused to be filed on a timely basis with the appropriate taxing authorities

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all material Tax Returns required to be filed by or with respect to each of the PT Covered Assets, and (b) paid or made adequate provision for the payment of all Taxes shown to be due on such Tax Returns except such Taxes, if any, being contested in good faith and as to which adequate reserves have been provided. Such Tax Returns are and will be true, correct and complete in all material respects;

(b)	Except as set forth in Section 5.16 of the PT Group Disclosure Schedule:

(i)	there are and, on the date of the Initial Closing and on the date Interests in such PT Covered Assets are transferred to the Company at any Additional Closing, there shall be no Liens for Taxes with respect to the assets of the Company and no material claims with respect to Taxes are being asserted by any taxing authority in writing, which individually would have a Material Adverse Effect on the business or other assets of each of the PT Covered Assets except for statutory Liens for current taxes not yet delinquent;

(ii)	none of the Tax Returns of each of the PT Covered Assets is currently being and, on the date of the Initial Closing and on the date Interests in such PT Covered Assets are transferred to the Company at any Additional Closing, shall be audited or examined by any taxing authority;

(iii)	there is and on the date of the Initial Closing and on the date Interests in such PT Covered Assets are transferred to the Company at any Additional Closing, there shall be no material unpaid tax deficiency, determination or assessment currently outstanding against any of the PT Covered Assets; and

(iv)	there are, and on the date of the Initial Closing and on the date Interests in such PT Covered Assets are transferred to the Company at any Additional Closing, there shall be no outstanding agreements or waivers extending the statute of limitations relating to the payment of Taxes of any of the PT Covered Assets for taxable periods for which the periods of the applicable statutes of limitations have not expired.

5.17	Certain Fees

Except for the engagement of JP Morgan Securities Inc., none of the members of the PT Group or any of their respective Affiliates has employed any financial advisor or finder or incurred any liability for any financial advisory or finders’ fees in connection with this Agreement or the transactions contemplated hereby.

5.18	Representations and Warranties for Subsidiaries

All the representations and warranties made by the PT Group with respect to the PT Covered Assets shall also be deemed to have been made with respect to the Subsidiaries of each of the PT Covered Assets, if any.

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SECTION 6: COVENANTS

6.1	Conduct of Business

Each of the TEF Group and the PT Group agrees that, (i) in respect of TEF Covered Assets and PT Covered Assets, respectively, during the period from the date of this Agreement to the Balance Closing, and (ii) in respect of a New Acquisition, from the date on which the TEF Group or the PT Group (as the case may be) acquires, directly or indirectly (other than through the Company) an Interest in the New Acquisition, to the date of transfer to the Company of the entire such Interest, except as otherwise contemplated by this Agreement or consented to by the other Group in writing:

(a)	Each of the TEF Group and the PT Group shall use its best efforts to cause its Covered Assets, or New Acquisition (as the case may be), to conduct its business operations in the ordinary course consistent with past practice;

(b)	Unless previously and expressly agreed in writing by the Parties in each specific event, each of TEF Group and the PT Group shall cause its Covered Assets or New Acquisition or subsidiary thereof (as the case may be), not to:

(i)	sell, dispose of or acquire any material properties, assets or rights (including, without limitation, leaseholds), except in the ordinary course of business, or to merge, consolidate or amalgamate any of the Covered Assets or New Acquisitions or their subsidiaries, either between them, or with any other Person;

(ii)	make any loans, advances (other than advances in the ordinary course of business) or capital contributions to, or investments in, any other Person;

(iii)	terminate or materially amend any of its material contracts, leases or licenses, except in the ordinary course of business;

(iv)	enter into any new material agreement other than customer contracts or renewals of existing agreements in the ordinary course of business;

(v)	enter into any employment agreement with any person or increase in any manner the compensation of any of the officers or other employees of its Covered Assets or New Acquisition or subsidiary thereof (as the case may be), except for such increases as are granted in the ordinary course of business in accordance with its customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);

(vi)	adopt, grant, extend or increase the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any officers or employees of its Covered Assets or New Acquisition or subsidiary thereof (as the case may be), except increases required by any applicable law, rule or regulation (which shall include normal periodic performance reviews and related compensation and benefit insurance);

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(vii)	decrease its capital stock or declare, set aside or pay any dividend or other distribution (whether in cash, assets, stock or a combination thereof) in respect of any of its capital stock or profit reserves (other than dividend payments made due to the applicable requirements according to the applicable Brazilian laws and by-laws of those of its Covered Assets or New Acquisition or subsidiary thereof (as the case may be), which have as minority shareholders or preferred shareholders Persons which are not part of either Group, provided that 50% (fifty percent) of the difference between the aggregate amount of any such dividend payments which are received by members of the PT Group in Euros and the aggregate amount of any such dividend payments which are received by members of the TEF Group in Euros, shall be paid to the other Group at the Balance Closing by the Group having received the highest of such aggregate amount of dividends);

(viii)	pledge or otherwise encumber any of the Interests held in any of their subsidiaries;

(ix)	make any change in any of its present accounting methods and practices, except as required by changes in generally accepted accounting principles; or

(x)	make any commitment or engage in any negotiations to take any actions referred to in Sections 6.1(b)(i) through (ix) above.

(c)	Unless previously and expressly agreed in writing by the Parties in each specific event, each of the TEF Group and the PT Group shall not sell or otherwise dispose of or pledge or otherwise encumber, any of the Interests held in any of their Covered Assets or New Acquisitions, or make any commitment or engage in any negotiations to do any of the foregoing.

6.2	Access to Information

Subject to the full compliance with the confidentiality obligations of Section 13 below, (i) in respect of the TEF Covered Assets and PT Covered Assets, respectively, between the date of this Agreement and the Balance Closing, and (ii) in respect of a New Acquisition, between the date on which the TEF Group or the PT Group (as the case may be) acquires, directly or indirectly (other than through the Company) an Interest in the New Acquisition, and the date of transfer to the Company of the entire such Interest, upon written request by one Group delivered to the other Group, each of the TEF Group or the PT Group shall, or shall cause the relevant TEF Covered Assets and PT Covered Assets, or New Acquisition (as the case may be), to:

(a)	give the requesting Group (the “Requesting Group”) and its authorised representatives reasonable access to all books, records, offices and other facilities and properties of the TEF Covered Assets and PT Covered Assets, or the New Acquisition (as the case may be);

(b)	permit the Requesting Group to make such inspections thereof as the Requesting Group may reasonably request; and

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(c)	furnish the Requesting Group with such financial and operating data and other information with respect to the business and properties of the Wireless Properties or the New Acquisition (as the case may be), as the Requesting Group may from time to time reasonably request.

6.3	Consents

(a)	Each of the TEF Group and the PT Group and the Company shall, co-operate and use all commercially reasonable efforts to make all filings and obtain all licenses, permits, consents, approvals, authorisations, qualifications and orders of Governmental Authorities and other third parties necessary to consummate the transactions contemplated by this Agreement, including, without limitation, (i) the obtaining of any such necessary consent from any lender or Governmental Authority, including without limitation the European Commission on antitrust matters, and (ii) the filing by the Company of the transaction with CADE and the ANATEL (provided that no Party shall have any liability whatsoever hereunder arising from the failure of ANATEL or CADE to approve the transactions contemplated herein, except to the extent that such failure is attributable to the failure by such Party to submit to ANATEL or to CADE, in timely fashion, the information necessary and required pursuant to current Brazilian telecommunications and antitrust laws and regulations).

(b)	All fees and expenses incurred in connection with obtaining such approvals shall be shared equally between the Groups, except that each of the Groups shall be solely responsible for any claims, costs, fines, fees or similar expenses which arise as a direct result of and are solely attributable to any action or omission on the part of such Group.

(c)	With respect to any required consent or approval not obtained prior to the relevant Closing, the Groups shall, and shall cause the Company, the TEF Covered Assets and PT Covered Assets or the New Acquisition (as the case may be), to use commercially reasonable efforts to obtain any such consent or approval after such Closing until such consent or approval has been obtained.

(d)	Each of the TEF Group and the PT Group expressly undertakes to obtain all relevant authorisations, approvals and waivers of any rights of Third Parties and minority shareholders of TEF Covered Assets and PT Covered Assets, as the case may be, (including but not limited to rights of first refusal by virtue of the TEF Covered Assets and PT Covered Assets by-laws and shareholders agreements in force) which may be required to consummate the transactions contemplated by this Agreement prior to the relevant Closing.

6.4	Best Efforts to Consummate Transactions

Each of the TEF Group and the PT Group shall co-operate and use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to

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consummate the transactions contemplated by this Agreement and the Shareholders Agreement.

6.5	Public Announcements

From the date hereof, except as otherwise mutually agreed in writing by the Parties, no Party shall issue any report, statement or press release or otherwise make any public statements with respect to this Agreement or the Shareholders Agreement and the transactions contemplated hereby, except as may be required by law or in connection with any applicable obligations of a publicly-held, exchange-listed company, in which case the language of any such report, statement or press release shall be mutually agreed to by the Parties.

6.6	Acquisitions

With regard to an acquisition of an Interest in a New Acquisition made by a Group pursuant to Section 1.6.2 above:

(a)	such Group shall:

(i)	use reasonable efforts to procure that any representations and warranties which it receives in respect of the Interests acquired in such New Acquisition are no less favourable than substantially similar representations and warranties, subject to reasonable disclosure, as contained in Section 4 or 5 (as the case may be); and

(ii)	procure that any rights under such representations and warranties are assigned to the Company if allowed by the applicable laws and regulations and, if not possible, that all benefits under any claims and rights to make claims pursuant to such representations and warranties, are transferred to the Company; and

(b)	substantially similar representations and warranties, to those contained in Section 4 or 5 (as the case may be), supplemented by a disclosure schedule reasonably acceptable to the other Group, shall be made and given at the Additional Closing at which an Interest in the New Acquisition is transferred by the acquiring Group to the Company relating to the period from the date of acquisition by such Group of the Interest in said New Acquisition to the date of such Additional Closing.

6.7	Financing

Each of the TEF Group and PT Group further agree that:

(a)	it shall use its reasonable efforts to prevent any early repayment obligations or any other adverse consequences in respect of any third party debt, financing, bonds, debentures, loans, credits or any other kind of indebtedness (“Financing”) being triggered as a result of the execution of and performance by the Parties in terms of this Agreement and the Shareholders Agreement;

(b)

No early repayment obligations or any other adverse consequences in respect of any inter-company Financing (to any of its Covered Assets or vice versa, or of any of its Covered Assets to another of its Covered Asset), whether or not the creditor’s rights

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under such Financing are assigned or otherwise transferred to a third party, shall be triggered as a result of the execution of and performance by the Parties in terms of this Agreement and the Shareholders Agreement; and

(c)	No agreement entered into after the date hereof in respect of any Financing of the Company or any of the Subsidiaries, shall include a provision that performance by the parties in terms of this Agreement and the Shareholders Agreement (including without limitation the transfer to the Company of the Balance Capital Contributions) shall be a breach of such agreement or trigger an early repayment obligation or any other adverse consequences in respect of any Financing of the Company or any of the Subsidiaries.

6.8	Global Telecom contract; representations and warranties

(a)	Portugal Telecom shall, and shall procure that Telesp Celular Participações, S.A. shall, fully comply with the contract “Promessa Irrevogável de Compra e Venda de Ações”, dated 13 January 2001 and more particularly undertakes that either Telesp Celular Participações, S.A. or itself acquires all the shares in Global Telecom in order to become the owner of the Global Telecom Interest.

(b)	Portugal Telecom shall, and shall procure that Telesp Celular Participações, S.A. shall, during the period from the date of this Agreement to the Balance Closing, duly and fully exercise the rights which any member of the PT Group may have in respect of representations, warranties and indemnities received in respect of all Interests acquired by the PT Group in Global Telecom under the GT Acquisition Agreement.

6.9	Transactions related to financing and derivative operations of the Covered Assets

(a)	Both Groups agree that all the transactions related to financing and derivative operations of their Covered Assets (including but not limited to unwinding, transfers, local financing) performed after March 31, 2002 until the Balance Closing and not included in the information provided during the due diligence process performed as of such date, will be disclosed to the other Group as soon as practicable after the date hereof (or after the execution of such transaction) and will be audited quarterly by the auditors of such other Group’s auditor in Brazil.

(b)	The audit report regarding such transactions shall be submitted to two independent banks nominated mutatis mutandis in accordance with Section 1.4(b) of the Subscription Agreement. If such independent banks conclude that: (i) one of the Groups or any of its Covered Assets performed such transactions not on an arms-length basis; or (ii) one of the Groups has extracted value from its Covered Assets; or (iii) one of the Groups or any of its Covered Assets left unhedged foreign currency debt during any period; they shall determine the loss in the relevant Covered Asset(s) arising as a consequence of such transactions and the amount which the relevant Group shall pay as compensation to the other Group in cash immediately after such amount is determined.

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SECTION 7: TERMINATION OF AGREEMENT

7.1	Termination

This Agreement may be terminated:

(a)	upon termination of the Shareholders Agreement for any reason other than the events set forth in Section 7.1(b), (c) and (d) below;

(b)	by the TEF Group or the PT Group, if any court or other Governmental Authority shall have issued an order, decree, judgement or ruling or taken any other action which enjoins, restrains or otherwise prohibits the consummation of the Balance Closing on or before December 31, 2005, provided that, in such event, the provisions of Section 7.2 shall apply;

(c)	by the TEF Group, if the PT Group fails to comply with the provisions of this Agreement, or fails to make any Contribution hereunder, or otherwise takes any action or fails to take any action, and the result of the foregoing is that:

(i)	the Balance Closing is not consummated by December 31, 2005, and the PT Group fails to remedy such breach within 30 (thirty) days of receipt of a notice from the TEF Group calling upon the PT Group to remedy such breach; or

(ii)	the consummation of the Initial Closing or Balance Closing (as the case may be), would be impossible (if the breach were to persist) and the PT Group fails to remedy such breach within 30 (thirty) days of receipt of a notice from the TEF Group calling upon the PT Group to remedy such breach, in each of which events the provisions of Section 7.3 shall apply; or

(d)	by the PT Group, if the TEF Group fails to comply with the provisions of this Agreement, or fails to make any Contribution hereunder, or otherwise takes any action or fails to take any action, and the result of the foregoing is that:

(i)	the Balance Closing is not consummated by December 31, 2005, and the TEF Group fails to remedy such breach within 30 (thirty) days of receipt of a notice from the PT Group calling upon the TEF Group to remedy such breach; or

(ii)	the consummation of the Initial Closing or Balance Closing (as the case may be), would be impossible (if the breach were to persist) and the TEF Group fails to remedy such breach within 30 (thirty) days of receipt of a notice from the PT Group calling upon the TEF Group to remedy such breach, in each of which events the provisions of Section 7.3 shall apply.

7.2	Effects of Termination due to the Events set forth in Sections 7.1(b)

In the case of occurrence of an event set forth in Section 7.1(b) hereto:

(a)	the Parties shall procure that the Company shall be immediately liquidated pursuant to the provisions of Section 4.3 of the Shareholders Agreement if the Interest in any Wireless Property or New Acquisition has been totally or partially transferred to the Company; and

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(b)	if the Interests held by any of the Groups in the Wireless Properties referred to in Exhibit IV hereto, have not been fully transferred to the Company, each of the Groups shall have the right to gradually buy from the other Group or from the Company, and the obligation to sell and transfer within the 6 (six) months following receipt of notice from the other Group making the request to buy, the maximum percentage allowed by regulatory authorities from time to time, up to 25% (twenty-five percent) of the respective voting ownership of the PT Group and the TEF Group in Selected Wireless Properties based on an Independent Valuation, as well as to appoint the corresponding representatives in each board of directors, as long as such appointment does not violate regulatory provisions, provided that if such transfer is subject to the prior (i) fulfilment of legal or regulatory requirements, and/or (ii) approval by any regulatory agency (including, without limitation, ANATEL, CVM or any other Governmental Authority with jurisdiction over the Company and the Subsidiaries), the time period during which such transfer may be consummated shall be extended until the expiration of 15 (fifteen) Business Days after all such requirements have been fulfilled and/or such approvals have been received. This transaction shall be carried out in the most efficient manner for tax purposes. The notice referred above shall be sent within 2 (two) months from the earlier event determining the possibility of exercising the cross-selling right. Termination of this Agreement pursuant to this Section 7.2 shall not affect the right to exercise the Call Right provided for in Section 1.6.1 hereof, which may be exercised by the TEF Group during the 2 (two) month period set forth in this Section 7.2(b).

7.3	Effects of Termination due to Breach of Sections 7.1(c) or (d)

(a)	In the case of occurrence of an event set forth in Section 7.1(c) or (d) above, (i) the Parties shall procure that the Company shall be immediately liquidated pursuant to the provisions of Section 4.3 of the Shareholders Agreement if any Interest in any Wireless Property or New Acquisition has been totally or partially transferred to the Company, and (ii) if the Interests held by any of the Groups in the Wireless Properties referred to in Exhibit IV hereto, have not been fully transferred to the Company, the non-defaulting Group under the relevant section (the “Non-Defaulting Group”) shall have the right to acquire from the defaulting Group under such section (the “Defaulting Group”) an interest equal to 35% (thirty-five percent) of the voting ownership in the Selected Wireless Properties of such Defaulting Group (the “Penalty Shares”) at a price equal to (A) the value of such interest in the Wireless Properties as determined by an Independent Valuation to be conducted pursuant to Sections 1.4 and 1.5 above, minus (B) a 20% (twenty percent) discount on such value.

(b)

The exercise of the call right on the Selected Wireless Properties created under this Section 7.3 shall be made upon notice sent by the Non-Defaulting Group to the Defaulting Group indicating the breach or the action that triggered the termination of this Agreement as set forth in Section 7.1(c) and (d) (such breach or action referred as a “Triggering Event”). Upon receipt of such notice, the Defaulting Group shall, or cause its Affiliates to, take all actions as may be required by law or this Agreement to sell and transfer to the Non-Defaulting Group the Penalty Shares no later than 15 (fifteen) days following the date the value resulting from the Independent Valuation is received, provided that if such transfer is subject to the prior (i) fulfilment of legal or regulatory requirements, and/or (ii) approval by any regulatory agency (including, without

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limitation, ANATEL, CVM or any other Governmental Authority with jurisdiction over the Company and the Subsidiaries), the time period during which such transfer may be consummated shall be extended until the expiration of 15 (fifteen) Business Days after all such requirements have been fulfilled and/or such approvals have been received.

(c)	The call right created hereunder may be exercised within 6 (six) months after (x) the Non-Defaulting Group becomes aware of the Triggering Event, or (y), if the existence of the Triggering Event is disputed, the date on which the arbitration process set forth in Section 10 below determines the existence of such Triggering Event. In any case, if the Non-Defaulting Group is the TEF Group it shall remain entitled to the Call Right provided for in Section 1.6.1 hereof during the same period stated in this Section 7.3(c).

(d)	Except with respect to the Liquidation of the Company, which, in such case, will not occur, the provisions of this Section 7.3 shall also apply if a Change of Control occurs before the Balance Closing, and the Group not suffering the Change of Control does not reach an agreement with the new controlling operator on the management and strategic plan for the Company, in addition to the provisions of Section 5.6 of the Shareholders Agreement.

(e)	The call right on Selected Wireless Properties provided for herein may be exercised by the Non-Defaulting Group, fully or partially, gradually as permitted by applicable regulations. The Non-Defaulting Group may also exercise the call right directly or indirectly, or transfer such right to a non-telecom operator third party to partially or totally exercise the call right. The identity of the non-telecom operator third party must be approved by the Defaulting Group, which approval shall not be unreasonably withheld.

SECTION 8: INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS; LIMITATIONS; PROCEDURE

8.1	Agreement to Indemnify

(a)	Each Group (the “Indemnitor”) shall be liable to and shall indemnify and hold harmless the other Group (the “Indemnitee”) from and against all Damages suffered by the Indemnitee as a result of, or in relation to:

(i)	any representation or warranty, given by it to the other Group in terms of this Agreement, being, individually or jointly, untrue or misleading; or

(ii)	a breach of any covenant, obligation or undertaking in this Agreement by any Party in the Indemnitor’s Group,

(a “Breach”), provided that, the Parties agree that:

(x)	Damages suffered by (A) any of the Covered Assets (B) the Company, and (C) directors, officers, employees, Affiliates, controlling persons, agents, representatives, successors and subsidiaries of the Indemnitee, shall, for the purposes of this Section, be deemed to be suffered by the Indemnitee; and

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(y)	all indemnifications for Damages suffered by an Indemnitee, shall, at the option of the Indemnitee, be paid:

(A)	to such Indemnitee in proportion to the percentage Interest held in the Company by the Indemnitee; or

(B)	to the Company or relevant Covered Asset (provided that it does not cause Tax disadvantages to the Company or such Covered Asset), but then without regard to the percentage Interest held in the Company by the Indemnitee.

(b)	Liability for a Breach shall exist irrespective if, at the time of the Breach, a Group knew, or should, or could have known that such a Breach existed or could arise, whether or not such Knowledge was obtained from the due diligence review initiated by it or otherwise.

(c)	In the event that, in the period between the date of execution of this Agreement and the Balance Closing, an Indemnitee becomes aware of a Breach in relation to a Covered Asset, the liability of an Indemnitor to pay Damages shall be calculated as if all the Interests in the corresponding Covered Asset had been transferred to the Company, provided that such Damages shall be due and payable to the Indemnitees (i) at the Initial Closing, in respect of Damages suffered prior to the Initial Closing, in proportion to the Interests held by the Company in such Covered Asset upon the Initial Closing, (ii) at the Balance Closing, in respect of Damages suffered prior to the Balance Closing, in proportion to the Interests transferred to the Company in such Covered Asset at the Balance Closing and (iii) if applicable, in respect of Damages suffered prior to the Additional Closing, at the relevant Additional Closing in proportion to the Interests transferred to the Company in such Covered Asset at such Additional Closing.

(d)	Damages shall be payable in Euro and shall be increased with the interest rate applied from time to time by the ECB to the financial institutions having access to the credit facilities of the ECB for overnight financing in Euro, calculated from the date on which the Damages have arisen until the date of payment of such Damages.

(e)	For the avoidance of doubt, Damages caused by facts or circumstances having occurred prior to the date of this Agreement, shall be subject to indemnification under this Section 8, even if they arise or become known by the Indemnitee after the date of this Agreement.

(f)	Damages caused by facts or circumstances having commenced prior to the date of this Agreement and continuing thereafter, shall only be subject to indemnification under this Section 8 for that portion of the Damages caused before the date of this Agreement.

(g)	For the avoidance of doubt, a Breach by a Party shall be deemed to be a Breach by the Group to which such Party belongs.

(h)	For the avoidance of doubt, Damages suffered by a Party shall be deemed to be Damages suffered by the Group to which such Party belongs.

8.2	Survival of Representations, Warranties and Covenants

(a)	The right to claim Damages for a Breach shall survive until the earlier of:

(i)	expiry of a period of 25 (twenty-five) years from date hereof;

(ii)	expiry of the maximum period under the applicable statute of limitations; and

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(iii)	the termination, or the assignment of this Agreement in accordance with Section 5.4(i) of the Shareholders Agreement, provided that:

(X)	if this Agreement terminates or is assigned (in which event the provisions set forth in Section 11.1(iii) of the Shareholders Agreement shall apply) prior to the Balance Closing having occurred or within 2 (two) years from the Balance Closing, then the right to make any such claim:

(x)	which is based upon a third party claim, shall survive for the maximum period under the applicable statute of limitations; and

(y)	which is not based upon a third party claim, shall survive for 2 (two) years after termination, or assignment, of this Agreement; and

(Y)	if this Agreement terminates or is assigned (in which event the provisions set forth in Section 11.1(iii) of the Shareholders Agreement shall apply), after expiry of a period of 2 (two) years after the Balance Closing, then the right to make any such claim shall only survive if the claim is based on a third party claim and then for the maximum period under the applicable statute of limitations.

(b)	The right to claim indemnification for damages for a breach of a representation or a warranty or of a covenant received from a third party and transferred by the acquiring Group to the Company regarding a New Acquisition (in accordance with Section 6.7 above) shall survive for the period agreed with such third party.

(c)	The right to claim indemnification for Damages regarding a New Acquisition (in accordance with Section 6.6 above) will survive as set forth in Section 8.2(a), provided that the reference to the Balance Closing shall be understood to be made to the Additional Closing at which the relevant New Acquisition is fully contributed to the Company.

(d)	The expiry of the survival periods set forth in this Section 8.2 shall be without prejudice to any accrued rights, claims and liabilities of the Parties in existence at the time of such expiry.

8.3	Limitation to the Obligation to Indemnify

Neither Group shall be liable to the other Group in respect of any individual claim for Damages relating to the same Breach, where the liability, agreed or determined, in respect of such claim is equal to or less than the equivalent of Euro 1,000,000 (one million Euro). A Group shall be liable to the other Group in respect of each claim for which the liability, agreed or determined, is equal to or less than the equivalent of Euro 1,000,000 (one million Euro) if the aggregate liability for all such claims exceeds the amount of Euro 10,000,000 (ten million Euro), provided that:

(a)	Damages relating to Taxes are not subject to any of the limitations set out in this Section 8.3;

(b)	in the case of Damages based on a Breach relating to a Covered Asset or a New Acquisition, no regard shall be had to the fact that the other Group holds a direct or indirect interest in such Covered Asset or New Acquisition; and

(c)	the net amount (after deducting any related taxes, costs and expenses) received by the Company and any of the Covered Assets from a third party (or insurers, including insurance companies) as a result of the same matter giving rise to the Damages, shall be taken into account in calculating the liability of the Indemnitor hereunder.

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8.4	Indemnification Procedure

(a)	When any Indemnitee is entitled to indemnification under the provisions of this Section 8, it shall notify the Indemnitor promptly in writing of any Breach as to which the Indemnitee may request indemnification hereunder; provided that any failure by an Indemnitee to notify the Indemnitor shall not relieve the Indemnitor from its indemnification obligations hereunder and shall not relieve the Indemnitor from any other obligation that the Indemnitor may have hereunder or otherwise, except to the extent that the Indemnitor is materially prejudiced by such failure.

(b)	When applicable, immediately upon the receipt of the notice of a Breach, the Indemnitor shall assume the defence or the responsibility for the settlement of any action or proceeding by a third party involving a Covered Asset or a New Acquisition that is the subject of a claim for indemnification hereunder. The involved Covered Asset or a New Acquisition shall be entitled (but not obliged) to participate in any negotiations or proceedings to settle or otherwise eliminate any claim. The Indemnified Party and the Company shall be kept fully informed at all times of the defence and the development of the claim. If the Indemnitor fails to effectively assume the defence, settlement or negotiation and to appoint counsel to take charge of any such defence, settlement or negotiation of any action or proceeding, the Indemnitee may, on behalf of the involved Covered Asset or a New Acquisition, engage counsel to defend, settle or otherwise dispose of such action or proceeding; provided that the Indemnified Party shall not settle or compromise any such action, proceeding or claim without the consent of the Indemnitor (which consent shall not be unreasonably withheld or delayed). All costs and fees due in connection with the defence, settlement or negotiation of any action or proceeding as set forth in this Section 8.4(b) shall be borne by the Indemnitor.

(c)	If indemnification for a Breach in relation to a claim by a third party is requested, the Indemnitor, its agents and representatives shall have access to the premises, books and records of the Indemnitee, its Affiliates and the Covered Assets or New Acquisitions (as the case may be), to the extent reasonably necessary to assist the Indemnitor in defending or settling any action, proceeding or claim; provided that said access shall be utilised in such manner as not to interfere unreasonably with the operation or the business of the Indemnitee, its Affiliates and the Covered Assets or New Acquisitions (as the case may be). Except as reasonably necessary to assist the Indemnitor in defending or settling such action, proceeding or claim, the Indemnified Party shall not be required to disclose any information with respect to itself or any of its Affiliates, and the Indemnified Party shall not be required to participate in the defence of any claim to be indemnified hereunder (except as otherwise set forth herein), unless otherwise lawfully required or reasonably necessary in the defence of any third party claim to be indemnified hereunder.

SECTION 9: BONA FIDE AND PENALTY

9.1	Bona fide

The Parties acknowledge that bona fide compliance with this Agreement requires, in addition to the fulfillment of the specific undertakings and obligations expressly provided

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for herein, that all the Parties act in good faith and diligently in executing other actions and decisions, and refrain from carrying out other actions or decisions, as may be necessary or convenient for a fair, complete, prompt and adequate implementation of all the effects that reasonably follow from (a) the common will and purposes of the Parties in consideration of which they enter into this Agreement, and (b) the terms used by the Parties to describe their rights and obligations hereunder. The Parties expressly undertake to proceed as appropriate for the bona fide compliance with this Agreement.

9.2	Penalty and Delay Interest

(a)	The PT Group and the TEF Group agree with each other that the substantial breach of any material obligation of a Group expressly provided for herein which does not have a specific remedy (other than damages and/or specific performance) pursuant to this Agreement, shall place the defaulting Group under the obligation to pay the other Group a penalty of [***] in addition to a full indemnification to the non-defaulting Group for the damage and the loss of profit suffered as a consequence of such default by the other Group.

(b)	In case of default of a payment obligation, the Group in breach of its obligations shall pay the non-defaulting Group a delay interest payment calculated at the reference interest rate applied from time to time by the ECB to the financial institutions having access to the credit facilities of the ECB, for overnight financing in Euros, increased by 2 (two) percentage points. The delay interest shall be accrued on a daily basis and shall be paid on the last business day of each calendar month, and if not paid, the accrued interest shall be added to, and capitalized to become part of the amount then due but unpaid, and shall accrue additional delay interest thereinafter.

SECTION 10: APPLICABLE LAW AND SETTLEMENT OF DISPUTES

10.1	Governing Law

This Agreement, and any question related to it or to its performance or consequences of any breach of it, shall be governed by and construed in accordance with the laws of the Netherlands.

10.2	Arbitration

(a)	If any dispute arises in relation to this Agreement, then at the request of any Party the dispute shall be submitted for final decision by arbitration to be conducted in Amsterdam, the Netherlands, under the Rules of Arbitration of the International Chamber of Commerce. Without prejudice to the site of the arbitration being Amsterdam, the Netherlands and that the award must be issued in that town, hearings and other activities during the arbitration proceeding may be held elsewhere.

(b)

There shall be 3 (three) arbitrators, with each Group appointing 1 (one) arbitrator, who shall accept its appointment within 15 (fifteen) days, and who collectively shall select a third arbitrator as chairman within 15 (fifteen) days from the acceptance of their appointments. If the two appointed arbitrators do not agree on the selection of the third arbitrator, the third arbitrator shall be appointed by the International Chamber of

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Commerce. The International Chamber of Commerce shall also appoint the arbitrator for one Group if such Group fails to appoint the arbitrator within 30 (thirty) days of the written notification to such Group by the other Group of the beginning of the arbitration proceeding. The language to be used in the arbitration proceedings shall be English.

(c)	The Parties submit irrevocably to the decision of the arbitration tribunal, giving their consent to comply with such decision and waive any other jurisdiction that could apply. The arbitration tribunal shall apply the laws of the Netherlands. The fees shall be paid by the losing party and shall include any reasonable expenses including without limitation attorneys’ fees and any expenses related with the proceeding.

(d)	Consistent with the expedient nature of arbitration, each Party shall, upon the written request of the other Parties, promptly provide the other with copies of documents relevant to any issue of the claim or counterclaim, save to the extent that such documents are subject to confidentiality restrictions imposed on the first mentioned Party by a third party, or are subject to first mentioned Party’s attorney-client privilege. Any dispute regarding discovery, or the relevance or scope thereof, shall be determined by the arbitrators, which determination shall be conclusive.

(e)	The Parties shall make their agents and employees available upon reasonable notice at reasonable times at the place of arbitration without the necessity of subpoenas or other court orders. The arbitrators shall issue subpoenas to compel the attendance of, and the production of documents by, third parties witnesses at depositions or at the hearing.

(f)	Information obtained by either Group or the Company during the arbitration shall be kept confidential and shall not be used except in connection with the arbitration proceeding, and at the conclusion of the proceeding, the documents disclosed shall be returned to the other Group.

(g)	Any award in arbitration initiated under this Section may include monetary damages as well as specific performance of the obligations set forth herein.

(h)	No details of any arbitration award pursuant to this Section 10 shall made public by any Party or the arbitration tribunal, and the arbitration award shall be subject to the provisions of Section 13 below.

SECTION 11: NOTICES

11.1	All notices, requests, permissions, consents, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them and delivered by hand, or deposited in the mail (registered, return receipt requested), properly addressed and postage prepaid, as follows:

If to TEM:

Attn: Mr Antonio Hornedo Muguiro

General Counsel

Goya 24

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Madrid, Spain

Tel: + (34) 91 42 34 054

Fax: + (34) 91 42 34 016

E-mail: hornedo_a@telefonicamoviles.com

If to Portugal Telecom:

Attn: Av. Fontes Pereira de Melo, 40, 11º andar

Lisbon, Portugal

Tel:

Fax:

E-mail:

If to PT Móveis:

Attn:

Av. 5 de Outubro, 208, 4º andar

Lisbon, Portugal

Tel:

Fax:

E-mail:

If to the Company:

Attn: General Manager

Strawinskylaan 3105

1077 ZX Amsterdam

The Netherlands

11.2	Such names and addresses may be changed by written notice delivered by each such Persons.

SECTION 12: ASSIGNMENT; ENTIRE AGREEMENT; JOINT AND SEVERAL

12.1	Assignment

Except with the express written consent of all the Parties hereto or as expressly provided under the Shareholders Agreement, this Agreement shall not be assignable or otherwise transferred in whole or in part. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

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12.2	Entire Agreement

This Agreement (which includes the Exhibits and the Disclosure Schedules hereto), and the other documents and agreements delivered in connection with this Agreement and the Shareholders Agreement contain the entire agreement among the Groups with respect to the transactions contemplated herein and therein and supersede all other prior arrangements made by any of them with respect thereto, including the Joint Venture Agreement, except for the following provisions contemplated in the Joint Venture Agreement: (i) the provision named as “Other Considerations”, and (ii) the last paragraph of the provision named “HoldCo Ownership”, both of which shall remain in full force and effect. No representation or warranty is made by any Party hereto with respect to the subject matter hereof and of the Shareholders Agreement, other than as expressly set forth in any of the aforementioned documents.

12.3	Joint and Several

The members of a Group shall be jointly and severally liable for the obligations under this Agreement of the Group of which they are members. Each member of a Group shall be entitled to the rights under this Agreement of the Group of which it is a member.

12.4	Modification and Amendment; Indexation

(a)	Subject to Section 12.4(b) below, this Agreement cannot be orally changed, amended or terminated, and no provision or requirement hereof may be orally waived. Any change, amendment or (save as otherwise expressly provided) termination shall only be by agreement, in writing, signed by the Parties and any waiver shall only be effective if made in writing and signed by the Party waiving its rights.

(b)	Where reference to the amounts referred to in Sections 1.5(b)(ii), 1.5(b)(iii), and 9.2(a), such amounts shall be increased (or decreased) on 1 January of each year by the average of the official general inflation index applicable in the Euro Zone on said date, the first such increase (or decrease) to take place on 1 January 2004.

SECTION 13: CONFIDENTIALITY

13.1	Confidential Information

Each Party acknowledges that, pursuant to this Agreement and the Shareholders Agreement, it may have access to certain information (including, without limitation, financial information and the information contained in this Agreement and the Shareholders Agreement) made available by, and concerning the business, operations and prospects of, any of the other Parties (a “Disclosing Party”) which is either confidential or proprietary in nature (each “Confidential Information”). Each Party acknowledges and agrees that all Confidential Information, is the property of the Disclosing Party and constitutes valuable, special and unique assets of the business of such Party.

13.2	Use and Disclosure

Each Party (the “Receiving Party”) agrees in relation to any Confidential Information of any other Party: (i) to use such Confidential Information solely for the purposes contemplated in this Agreement and the Shareholders Agreement, and in facilitating the

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business objectives of the Company; (ii) to keep such information confidential and to disclose it only to officers, employees, consultants and professional advisers and in the case of a Third Party Sale as referred to in Section 5.4 of the Shareholders Agreement, to such Third Party, who (A) have a need to know (and only to the extent that each has a need to know); (B) are aware that the Confidential Information should be kept confidential; (C) are aware of the Receiving Party’s undertakings in relation to such information in terms of this Agreement; (D) have been directed by the Receiving Party to keep the Confidential Information confidential; and (E) in the case of a Third Party Sale as referred to in Section 5.4 of the Shareholders Agreement, has executed a confidentiality agreement on terms and conditions not less favourable than those set out in this Agreement in favour of the Parties.

13.3	Duties of Receiving Party

(a)	The Receiving Party shall (i) establish and maintain reasonable security measures to safeguard Confidential Information from access or use not authorised by this Agreement; (ii) keep the Confidential Information under its control; (iii) use reasonable best efforts to comply with any reasonable direction issued by the owner from time to time regarding the enforcement of confidentiality requirements including, without limitation, commencing and conducting, enforcement proceedings; and (iv) on ceasing to be one of the Parties (A) continue to keep confidential the Confidential Information received while a Party; and (B) at each owner’s option, return to that owner or destroy and certify the destruction of that owner’s Confidential Information.

(b)	The Receiving Party shall further, in relation to such Confidential Information (i) at its own cost and expense use reasonable efforts to ensure, at all times, that each Person to whom it discloses such Confidential Information complies with the confidentiality obligations set out in this Agreement; (ii) at its own cost and expense immediately notify the owner of any suspected or actual unauthorised use, copying or disclosure of Confidential Information of that owner of which the notifying Party becomes aware; and (iii) provide such assistance as may reasonably be requested by any owner of Confidential Information (at such owner’s sole cost, unless the Receiving Party is in breach of its confidentiality obligations under this Agreement) in connection with any proceedings that the owner may initiate against any recipient or third party for the unauthorised use, copying or disclosure of such Confidential Information of said owner.

13.4	Exclusions

The foregoing obligations of confidentiality shall not apply to, nor restrict the use of data or Confidential Information which: (i) was already in the rightful possession or control of the recipient at the time of disclosure and not subject to an obligation of confidentiality on such party, and of which the recipient has evidence so to prove; (ii) the recipient thereafter develops independently and has evidence of such development; (iii) was received from a third party who was entitled to disclosure; (iv) was necessary financial and/or other information provided by the Party to prospective financiers and/or investors but only if such information was given subject to the execution of the appropriate confidentiality agreement(s) with the receiving party(ies); (v) was or became known or available to the public or to the trade without fault of the recipient, except that, even in

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such instance, the recipient shall not disclose any correlation between such Confidential Information or techniques and any such unrestricted information; (vi) is required to be disclosed under law or rules applicable to the Party or as a result of a court order not subject to appeal, provided insofar as possible the recipient gives the Disclosing Party prior notice of such disclosure so that the Disclosing Party may intervene in the proceedings to protect the confidential nature of the Confidential Information.

13.5	Survival of Certain Obligations

The provisions of Section 13 shall survive for an indefinite period of time and claims thereunder may be brought at any time irrespective of the termination of this Agreement for any reason whatsoever.

SECTION 14: SEVERABILITY

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or this Agreement.

SECTION 15: LANGUAGE

This Agreement shall be executed in the English language.

SECTION 16: DEFINITIONS

Unless a different meaning clearly appears from the context herein or unless otherwise defined in this Agreement, the capitalised terms used throughout this Agreement shall have the meanings set forth in this Section 16.

“Acquisition Date” has the meaning set forth in Section 1.5(b)(i)(A) of this Agreement.

“Acquisition Price” means, in each case, the price effectively paid or incurred for the acquisition of the relevant Interest in the relevant New Acquisition or the Further Interest in a Wireless Property (as the case may be), by the Group making such acquisition.

“Additional Capital Contribution” means any capital contribution to the Company, including contributions made (i) in cash or (ii) in kind in the form of Liquid Assets (if accepted by the other Group), Interests in New Acquisitions or any Further Interest in a Wireless Property (as the case may be), (to be) transferred by any of the Groups after the Balance Closing, in such a manner as set forth in this Agreement and the Shareholders Agreement.

“Additional Closing” means the date on which any Additional Capital Contribution is transferred to the Company.

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“Affiliate” means, when used with reference to a specified Person, any other Person that directly or indirectly Controls or is Controlled by or is under common Control with the specified Person.

“Agreement” means this Subscription Agreement and any and all Exhibits, Disclosure Schedules and amendments hereto and thereto from time to time.

“ANATEL” means the Agência Nacional de Telecomunicações, or any substitute agency, department or regulatory body of the telecommunications industry in Brazil.

“Articles of Association” means the articles of association of the Company, as amended from time to time.

“Asset” or “Assets” mean all property, rights and other assets held, leased or owned, beneficially or not, by any of the Wireless Properties or New Acquisitions (as the case may be), and used in the operation of their respective Wireless Businesses, including, without limitation, fixed assets, chattels, office equipment, furniture, other office supplies, accounts receivables, credits, early payments, cash and other short and long-term assets, whether tangible or intangible.

“Balance Capital Contributions” means (a) those Interests held by each of the PT Group and the TEF Group in the Wireless Properties and Global Telecom (as specified in Exhibit IV to this Agreement) and not transferred to the Company at the Initial Closing; and (b), when applicable, the corresponding amount of cash referred to in Section 3.1.1(b) of this Agreement, to be transferred to the Company by the Groups in accordance with Section 3 of this Agreement, and “Balance Capital Contribution” means any one of them.

“Balance Closing” has the meaning set forth in Section 3.1.1(a) of this Agreement.

“Board of Directors” means the managing board (“raad van bestuur”) of the Company from time to time.

“Brazil” has the meaning set forth in the preamble of this Agreement.

“Breach” has the meaning set forth in Section 8.1 of this Agreement.

“Business Day” means a day other than a Saturday, Sunday or statutory holiday in Sao Paulo, Rio de Janeiro, Madrid, Lisbon or Amsterdam.

“CADE” means the Conselho Administrativo de Defesa Econômica.

“Call Right” has the meaning set forth in Section 1.6.1(a) of this Agreement.

“Change of Control” means any event or a series of events the result of which is that:

(a)	a percentage of 15% (fifteen percent) or more in the total voting rights in (A) Telefónica is directly or indirectly reached by another telecom operator which is not acting in concert with Portugal Telecom, or (B) Portugal Telecom is directly or indirectly reached by another telecom operator which is not acting in concert with Telefónica; or

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(b) (i)	a corporate transaction is effected by any of Telefónica or Portugal Telecom (each in this case a “Target”) by virtue of which a number of shares is issued such that the voting share capital of such Target is at least doubled at the time of the approval of such transaction; and

(ii)	as a consequence of such transaction there is a change in the majority of the board members of such Target; or

(c)	in case of any member of a Group or any Affiliate of any of such members (other than Telefónica and Portugal Telecom, but including TEM and PT Móveis) which directly or indirectly owns an Interest in the Company, a majority of the voting rights in any such Affiliate is directly or indirectly transferred to another telecom operator, and there is a change of the majority of the members of the respective board of directors.

“Closings” means the Initial Closing, the Balance Closing and the Additional Closings, and “Closing” means any one of them.

“CNMV” means Comisión Nacional del Mercado de Valores of Spain.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Growth Principles” means the principles set out in Sections 1.2(a), 1.2(b) and 1.2(c) of the Shareholders Agreement.

“Company Shares” means all issued shares in the share capital of the Company, whether or not of a specific class, and “Company Share” means any one such share.

“Company Shares Exchange Ratio” has the meaning set forth in Section 1.5(b)(v)(B) of this Agreement.

“Confidential Information” has the meaning set forth in Section 13.1 of this Agreement.

“Contributions” means the Initial Capital Contributions, the Balance Capital Contributions and the Additional Capital Contributions and “Contribution” means any one of them.

“Contribution Valuations” has the meaning set forth in Section 1.5(b)(v)(A)of this Agreement.

“Control”, “Controlled” or “Controlling” in provisions other than those concerning “Change of Control”, means the possession, directly or indirectly, of (i) at least 51% (fifty-one percent) of the voting stock, and (ii) the power to direct or cause the direction of the management and policies of, a Person or other entity whether by means of voting rights, contracts or otherwise.

“Cost of Carrying” means:

(a)

in respect of Section 3.1.2(i)(C) of this Agreement and Sections 6.2(b) and 6.3(a)(ii) of the Shareholders Agreement, the financial cost, determined at the corresponding Additional Closing, when applicable, that the Company would have paid to raise

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financing to fund the value of the Contribution having caused the dilution, as determined in the Contribution Valuation, under applicable market financial terms and conditions, unsecured and without the support of any of the TEF Group or the PT Group. The Cost of Carrying shall be calculated for the period from the date of the transfer to the Company by the relevant Group of the Contribution that caused the dilution until the Additional Closing removing such dilution;

(b)	in respect of Section 1.5(b)(v)(A) of this Agreement, the financial cost, determined at the corresponding Additional Closing, that the Company would have paid to raise financing to fund the value of the corresponding Interest in a New Acquisition, as determined in the Finalised Initial Valuation, under applicable market financial terms and conditions, unsecured and without the support of any of the TEF Group or the PT Group. The Cost of Carrying shall be calculated for the period from the Acquisition Date until the Additional Closing at which such Interest in a New Acquisition is transferred to the Company; and

(c)	in respect of Section 6.4(h) of the Shareholders Agreement, the financial cost, determined at the date of the sale and purchase of the relevant portion of the PT Group Company Shares, that TEM would have paid to raise financing to fund the value of the corresponding portion of the purchase price for the PT Group Company Shares.

“Covered Assets” means the PT Covered Assets and/or TEF Covered Assets (as the case may be).

“CVM” means the Brazilian Comissão de Valores Mobiliários.

“Damages” or “Damage” mean, with respect to any Person, any direct or indirect damage (including consequential damage), loss, out-of-pocket expense, whether or not as a result of, or in relation to, a third party claim, including, without limitation, all interest, penalties, reasonable attorneys’ fees, all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including, without limitation, any Governmental Authority), Taxes, fines or other losses as a result of, or in relation to, any Breach.

“Defaulting Group” has the meaning set forth in Section 7.3(a) of this Agreement.

“Directors” mean the persons who are from time to time, in accordance with the Shareholders Agreement, members of the Board of Directors and “Director” means any one of them.

“Disclosing Party” has the meaning as set forth in Section 13.1 of this Agreement.

“ECB” means the European Central Bank.

“Euro” or “€” means the European lawful currency.

“Finalised Initial Valuations” has the meaning set forth in Section 1.5(b)(ii) or Section 1.5(b)(iii) of this Agreement (as the case may be).

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“Financing” has the meaning set forth in Section 6.7(a) of this Agreement.

“Financing Party” has the meaning as set forth in Section 6.7(a) of this Agreement.

“First Choice Investment Banks” and “First Choice Investment Bank” have the meaning set forth in Section 1.4(a) of this Agreement.

“First Group List” has the meaning set forth in Section 1.4(b)(i) of this Agreement.

“Further Interest Acquisition Price” has the meaning as set forth in Section 1.6.4(b) of this Agreement.

“Further Interest in Wireless Properties” means all new Interests in Wireless Properties, which Interests do not form part, directly or indirectly, of the Initial Capital Contributions or the Balance Capital Contributions, and which are directly or indirectly acquired by any of the Groups or by both Groups after the date hereof, (including, but not limited to, any new shares issued in capital increases and shares acquired from third parties), and “Further Interest in a Wireless Property” means any one of them.

“Further Parties” means in respect of a Group, those wholly owned subsidiaries of such Group which are used as intermediate holding companies for the transfer to the Company of any Interest in any Wireless Property or New Acquisition as a Contribution against an issuance of Company Shares to such wholly owned subsidiaries, provided that such wholly owned subsidiaries execute this Agreement and the Shareholders Agreement and “Further Party” means any one of them.

“GAAP” has the meaning set forth in Section 1.6.2 of this Agreement.

“General Share Premium Reserve” has the meaning set forth in Section 1.1(c) of this Agreement.

“Global Telecom” means the New Acquisition Global Telecom, S.A.

“Global Telecom Interest” has the meaning set forth in Section 1.6.1(a) of this Agreement.

“Governmental Authority” means (a) the government of Brazil, Spain, Portugal, the Netherlands, and any state, municipality or subdivision or quasi-governmental authority of any of the same, including but not limited to courts, tribunals, departments, commissions, boards, bureaux, agencies and other instrumentalities; and (b) any foreign (as to Brazil) sovereign entity and any political subdivision, quasi-governmental authority, or instrumentality of any of the same.

“Groups” means the TEF Group and the PT Group and “Group” means any one of them.

“GT Acquisition Agreement” has the meaning set forth in Section 5(a)(ii) of this Agreement, a copy of which agreement is attached to this Agreement as Exhibit IX.

“IAS” has the meaning set forth in Section 1.6.2 of this Agreement.

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“Indemnitee” has the meaning set forth in Section 8.1 of this Agreement.

“Indemnitor” has the meaning set forth in Section 8.1 of this Agreement.

“Independent Valuation” means an independent valuation of (i) Interests in Wireless Properties, (ii) Interests in New Acquisitions, (iii) the Company and/or (iv) other items, (as may be required in this Agreement or the Shareholders Agreement), to be conducted by each of the First Choice Investment Banks and, when applicable, the Third Investment Bank and to be prepared in the form of an Initial Valuations report, Finalised Initial Valuations report, Contribution Valuations report, and/or a report on the Company Shares Exchange Ratio (as the case may be), and/or as otherwise may be required in the given circumstances, such independent valuation to be conducted in accordance with Sections 1.4 and 1.5 of this Agreement and by applying the Independent Valuation Principles and such other guidelines and criteria set forth in Exhibits I and II to this Agreement.

“Independent Valuation Notice” has the meaning set forth in Section 1.4(b) of this Agreement.

“Independent Valuation Principles” means such valuation techniques to be used by the Investment Banks and the Third Investment Bank in performing the Independent Valuations, customary in transactions of this type, including, without limitation (a) discounted cash flows, (b) publicly available terms of transactions involving companies comparable to the business of the Parties and the consideration paid in such transactions, and (c) to the extent publicly available, multiples on comparable companies.

“Initial Capital Contributions” means the Interests held in Wireless Properties and Global Telecom, to be agreed to by the Groups in terms of Section 2.1(b) of this Agreement, to be transferred to the Company by each of the Groups in accordance with Section 2 of this Agreement.

“Initial Closing” means the date on which the transfer to the Company of Initial Capital Contributions is completed, as set forth in Section 2.1 of this Agreement.

“Initial Valuations” has the meaning set forth in Section 1.5(b)(i)(A) of this Agreement.

“Interest” means a direct or indirect (as the case may be) ownership interest of the PT Group and/or the TEF Group (as the case may be) in the equity securities, whether voting or non-voting, of the relevant Person.

“Investment Bank” means each of those reputable internationally recognised investment banks, selected from time to time as First Choice Investment Banks or as a Third Investment Bank in terms of Section 1.4 or Section 1.5 of this Agreement (as the case may be), whose Mandate Letters remain effective.

“Joint Venture Agreement” has the meaning set forth in the preamble of this Agreement.

“Knowledge” means, in respect of the relevant Person and the relevant matter, the actual knowledge of such matter, or the actual knowledge of such matter that would have been obtained by, such Person or any of its executive officers, directors or individuals occupying

Any text removed pursuant to Telefónica Móviles S.A.’s confidential treatment request has been separately filed with the U.S. Securities and Exchange Commission and is marked “[***]” herein.

corresponding positions, after due inquiry as would cause a reasonably prudent person to make due inquiry in respect of such matter and such reasonably prudent person would, after such due inquiry, gain such knowledge about such matter.

“Lead Group” has the meaning set forth in Section 1.6.4(b) of this Agreement.

“Liens” has the meaning set forth in Section 4.4 or Section 5.4 of this Agreement (as the case may be).

“Liquid Assets” means any equity security or bond or interest-bearing security or any other security listed on an OECD stock exchange or organized securities market to the extent that the foregoing is expressly accepted, as to the eligibility of such securities as well as to the value to be allocated thereto, by the Group other than the Group transferring the relevant Contribution to the Company.

“Liquidation” has the meaning set forth in Section 4.3 of the Shareholders Agreement.

“Mandate Letters” has the meaning set forth in Section 1.4(c) of this Agreement and “Mandate Letter” means any one of them.

“Material Adverse Effect” means any adverse effect on the business, financial condition, Assets, results of operations (other than actions arising from each Party’s mere participation in the transactions contemplated in this Agreement or the Shareholders Agreement, or actions taken in accordance with this Agreement or the Shareholders Agreement) of each of the (a) TEF Group, (b) PT Group, (c) Company, or (d) TEF Group, PT Group and Company, taken as a whole, involving an amount or liability equal to or in excess of €1,000,000 million (one million Euro).

“New Acquisition” means each legal Person which owns or beneficially holds property, rights and other assets (including, but not limited to, licenses, concessions or spectrum), that:

(a)	are primarily used in the operation of a Wireless Business, and

(b)	do not qualify as a Wireless Property,

which are (to be) acquired by either one or both of the Groups or by the Company, including, without limitation, [***].

“Non-Defaulting Group” has the meaning set forth in Section 7.3(a) of this Agreement.

“Other Group” has the meaning set forth in Section 1.6.4(b) of this Agreement.

“Parties” means TEM, Portugal Telecom, PT Móveis, the Company and the Further Parties, and “Party” means any one of them.

“Penalty Shares” has the meaning set forth in Section 7.3(a) of this Agreement.

“Permitted Transferee” means, in the case of a Group, any Affiliate of said Group.

Any text removed pursuant to Telefónica Móviles S.A.’s confidential treatment request has been separately filed with the U.S. Securities and Exchange Commission and is marked “[***]” herein.

“Person” means any individual, company, corporation, partnership, joint venture, association, joint stock corporation, trust, unincorporated organisation or Government Authority.

“Portugal” has the meaning set forth in the preamble of this Agreement.

“Portugal Telecom” has the meaning set forth in the preamble of this Agreement.

“Price Range” has the meaning set forth in Section 1.6.2(a) of this Agreement.

“PT Covered Assets” means the companies set forth in Exhibit VII to this Agreement and any of their respective subsidiaries from time to time.

“PT Group” means Portugal Telecom, PT Móveis, the Further Parties in the PT Group and any Permitted Transferee in relation to any of the former, if applicable, in accordance with Section 5.2 of the Shareholders Agreement.

“PT Group Disclosure Schedule” means the disclosure schedules attached to this Agreement as Exhibit VI.

“PT Group Financial Statements” has the meaning set forth in Section 5.8 of this Agreement.

“PT Group Intellectual Property” has the meaning set forth in Section 5.11 of this Agreement.

“PT Group Put” has the meaning set forth in Section 6.4 of the Shareholders Agreement.

“PT Móveis” has the meaning set forth in the preamble of this Agreement.

“PT Wireless Properties” means the current Interests in all the Wireless Properties, directly or indirectly held by the PT Group and which are listed in Exhibit IV to this Agreement, together with any Further Interest in a Wireless Property acquired by the PT Group as set forth in Section 1.6.4 of this Agreement.

“Put” has the meaning set forth in Section 5.6 of the Shareholders Agreement.

“Reais”, “Brazilian Reais” and “R$” mean the lawful currency of Brazil from time to time.

“Receiving Party” has the meaning set forth in Section 13.2 of this Agreement.

“Reduced Shareholder” has the meaning set forth in Section 6.1 of the Shareholders Agreement.

“Requesting Group” has the meaning set forth in Section 6.2(a) of this Agreement.

“SCLV” means the Servicio de Compensación y Liquidación de Valores, S.A.

“Second Group List” has the meaning set forth in Section 1.4(b)(ii) of this Agreement.

“Selected Wireless Properties” means (a) with respect to the TEF Group, Tele Sudeste Celular Participações S.A. and its successors or assignees of its business or any portion thereof, and (b)

Any text removed pursuant to Telefónica Móviles S.A.’s confidential treatment request has been separately filed with the U.S. Securities and Exchange Commission and is marked “[***]” herein.

with respect to the PT Group, Telesp Celular Participações S.A. and its successors or assignees of its business or any portion thereof.

“Shareholders” means TEM, Portugal Telecom, PT Móveis, the Further Parties and any Permitted Transferee in relation to any of the former, if applicable, in accordance with Section 5.2 of the Shareholders Agreement, and “Shareholder” means any of them.

“Shareholders Agreement” has the meaning set forth in the preamble of this Agreement.

“Spain” has the meaning set forth in the preamble of this Agreement.

“Tax” or “Taxes” mean all taxes, levies, charges or fees, including income, corporation, advance corporation, gross receipts, transfer, excise, property, sales, use, value-added, license, payroll, pay-as-you-earn, withholding, social security and franchise or other governmental taxes or charges, imposed by the Netherlands, Brazil, Spain or Portugal, or any state, county, local or foreign government, and such term shall include any interest, penalties or additions to tax attributable to such taxes.

“Tax Returns” means any reports, returns or statements required to be supplied to a taxing authority in connection with Taxes.

[***]

“TCP Shares” has the meaning set forth in Section 1.8 of this Agreement.

“TEF Covered Assets” means the companies set forth in Exhibit VIII to this Agreement and any of their respective subsidiaries from time to time.

“TEF Group” means TEM, the Further Parties in the TEF Group and any Permitted Transferee in relation to any of the former, if applicable, in accordance with Section 5.2 of the Shareholders Agreement.

“TEF Group Disclosure Schedule” means the disclosure schedules attached to this Agreement as Exhibit V.

“TEF Group Financial Statements” has the meaning set forth in Section 4.8 of this Agreement.

“TEF Group Intellectual Property” has the meaning set forth in Section 4.11 of this Agreement.

“TEF Wireless Properties” means all the current Interests in Wireless Properties, directly or indirectly held by the TEF Group and which are listed in Exhibit IV to this Subscription Agreement, together with (a) any Further Interest in a Wireless Property acquired by the TEF Group as set forth in Section 1.6.4 of this Agreement, and (b) the shares of Telesp Celular Participações, S.A. that the TEF Group will acquire in accordance with Section 1.8 of this Agreement.

“Telefónica” means Telefónica S.A., a corporation duly organized, existing and established in accordance with the laws of Spain, with head offices at c/ Gran Via, 28, Madrid, Spain.

Any text removed pursuant to Telefónica Móviles S.A.’s confidential treatment request has been separately filed with the U.S. Securities and Exchange Commission and is marked “[***]” herein.

[***]

“TEM” has the meaning set forth in the preamble of this Agreement.

“Third Investment Bank” has the meaning set forth in Section 1.5(b)(iii) of this Agreement.

“Third Party” means any prospective purchaser or transferee (other than a Shareholder or a Permitted Transferee) of Company Shares, or pre-emptive rights to Company Shares, in a bona fide, arm’s length transaction.

“Triggering Event” has the meaning in Section 7.3 of this Agreement.

“US Dollars”, or “USD” mean the lawful currency of the United States of America from time to time.

“Wireless Business” means wireless and mobile telephone operations currently or hereafter conducted by any Person in Brazil.

“Wireless Properties” means the TEF Wireless Properties and the PT Wireless Properties and “Wireless Property” means any one of them.

Any text removed pursuant to Telefónica Móviles S.A.’s confidential treatment request has been separately filed with the U.S. Securities and Exchange Commission and is marked “[***]” herein.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement in 10 counterparts as of the date first above written.

SIGNED by [ ]

SIGNED by [ ]

SIGNED by [ ]

on behalf of :

TELEFÓNICA MÓVILES, S.A.

SIGNED by [ ]

on behalf of :

PORTUGAL TELECOM, SGPS, S.A.

SIGNED by [ ]

on behalf of :

PT MÓVEIS, SGPS, S.A.

SIGNED by [ ]

on behalf of :

BRASILCEL B.V.